SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            ------------------------


                                 AMENDMENT NO. 1
                                       TO

                                    FORM 8-K/A


                            ------------------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)           December 31, 1997
                                                 ---------------------------


                        INTEGRATED HEALTH SERVICES, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                   1-12306                23-2428312
----------------------------      -----------           -----------------
(State or Other Jurisdiction      (Commission             (IRS Employer
     of Incorporation)            File Number)          Identification No.)



 10065 Red Run Boulevard, Owings Mills, Maryland                     21117
--------------------------------------------------                 ----------
(Address of Principal Executive Offices)                           (Zip Code)



Registrant's telephone number, including area code:       (410) 998-8400
                                                   -----------------------------


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

          On December 31, 1997, Integrated Health Services, Inc. ("IHS") acquired from HEALTHSOUTH Corporation ("HEALTHSOUTH") 139 owned, leased or managed long-term care facilities, 12 specialty hospitals, a contract therapy business having over 1,000 contracts and an institutional pharmacy business serving approximately 38,000 beds. The businesses acquired by IHS were acquired by HEALTHSOUTH in its recent acquisition of Horizon/CMS Healthcare Corporation.

          Under the terms of the acquisition agreement, IHS paid $1.15 billion in cash and assumed approximately $100 million in debt. IHS funded the purchase price with available cash from term loan and revolving credit borrowings under its $2.15 billion revolving credit and term loan facility and the sale of its 9 1/4% Senior Subordinated Notes due 2008. The transaction will be treated as a purchase for accounting and financial reporting purposes.

          Donaldson Lufkin & Jenrette Securities Corporation and Morgan Stanley Dean Witter Discover & Co. acted as financial advisors to IHS in the transaction.


ITEM 5.  OTHER EVENTS

         In connection with the acquisition of the businesses from HEALTHSOUTH described in Item 2 above IHS and the lenders under IHS' revolving credit and term loan facility (the "Credit Facility") amended the Credit Facility to provide for an additional $400 million term loan facility (the "Additional Term Facility") to finance a portion of the purchase price for the acquisition and to amend certain covenants to permit the consummation of the acquisition. The Additional Term Facility, which was borrowed at the closing of the acquisition, will mature on December 31, 2005, and will be amortized beginning December 31, 1998 as follows: 1998 -- $4 million; each of 1999, 2000, 2001, 2002 and 2003 --
$4 million (payable in equal quarterly installments); 2004 -- $176 million (payable in equal quarterly installments); and 2005 -- $200 million (payable in equal quarterly installments). The Additional Term Facility bears interest at a rate equal to, at the option of IHS, either (i) in the case of Eurodollar loans, the sum of (x) two and one-quarter percent or two and one-half percent (depending on the ratio of IHS' Debt (as defined in the Credit Facility) to earnings before interest, taxes, depreciation, amortization and rent, pro forma for any acquisitions or divestitures during the measurement period (the "Debt/EBITDAR Ratio")) and (y) the interest rate in the London interbank market for loans in an amount substantially equal to the amount of borrowing and for the period of borrowing selected by IHS or (ii) the sum of (a) the higher of (1) Citibank, N.A.'s base rate or (2) one percent plus the latest overnight federal funds rate plus (b) a margin of one percent or one and one-quarter percent
(depending on the Debt/EBITDAR Ratio). The Additional Term Facility can be prepaid at any time in whole or in part without penalty.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.


                  1. The combined balance sheets of selected facilities operated by Horizon/CMS Healthcare Corporation to be sold to Integrated Health Services, Inc. as of May 31, 1997 and 1996 and the related consolidated statements of operations and parent investment and advances and cash flows for the years ended May 31, 1997 and 1996, and the notes thereto, and the report of Arthur Andersen LLP, are included herein.

                  2. The combined balance sheet of the selected facilities operated by Horizon/CMS Healthcare Corporation to be sold to Integrated Health Services, Inc. as of September 30, 1997 and November 30, 1997 and the related consolidated statements of operations and parent investment and
                      advances   and  cash  flows  for  the  four  months  ended
                      September 30, 1996 and 1997 and the six months ended November 30, 1997 are included herein.


         (b)      PRO FORMA FINANCIAL INFORMATION.

                  IHS' unaudited pro forma consolidated balance sheet at September 30, 1997 and statement of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997, reflecting the acquisition of the selected facilities operated by Horizon/CMS Healthcare Corporation, the Coram Lithotripsy division and RoTech Medical Corporation and certain other acquisitions and divestitures consummated by IHS during the period commencing January 1, 1996 and ending September 30, 1997, are included herein.

         (c)  EXHIBITS.

                  2. Purchase and Sale Agreement, entered into as of November 3, 1997, between HEALTHSOUTH Corporation, Horizon/CMS Healthcare Corporation and Integrated Health Services, Inc. (incorporated herein by reference to Exhibit 2 to Current Report on Form 8-K dated November 3, 1997 of Integrated Health Services, Inc.)

                  10. Amendment No. 1 dated as of December 1, 1997, to the Revolving Credit and Term Loan Agreement among Integrated Health Services, Inc., the lenders parties to the Credit Agreement and Citibank, N.A., as administrative agent for the lenders.*

                  23.  Consent of Arthur Andersen LLP.



--------

* Filed as an exhibit to the Company's Current Report on Form 8-K dated December 31, 1997 and filed January 14, 1998.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Integrated Health Services, Inc.:

We have audited the accompanying combined balance sheets of selected facilities operated by Horizon/CMS Healthcare Corporation (a wholly owned subsidiary of HEALTHSOUTH Corporation) as described in Note 1 as of May 31, 1997 and 1996, to be sold to Integrated Health Services, Inc. and the related combined statements of operations, parent investment and advances, and cash flows for the years then ended. These financial statements are the responsibility of the selected facilities management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the selected facilities as of May 31, 1997 and 1996, to be sold to Integrated Health Services, Inc. and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                             ARTHUR ANDERSEN LLP

Albuquerque, New Mexico
March 6, 1998

       ACQUIRED FACILITIES OPERATED BY HORIZON/CMS HEALTHCARE CORPORATION

                  AND SOLD TO INTEGRATED HEALTH SERVICES, INC.

                             COMBINED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                                             SEPTEMBER
                                                                   MAY 31,                      30,
                                                       ----------------------------         ----------
                                                         1997                1996              1997
                                                       --------             --------        ----------
               ASSETS                                                                       (UNAUDITED)
CURRENT ASSETS:
 Cash and cash equivalents                             $ 18,817             $ 21,381         $ 26,643
 Accounts receivable and settlements,
    net of allowance for doubtful accounts
    of $32,420, $30,549 and $35,015 as
    of May 31, 1997, May 31, 1996 and
    September 30, 1997 respectively                     231,304              222,640          222,282
 Prepaid and other assets                                42,342               35,894           45,221
 Deferred income taxes                                        -               12,296               --
                                                       --------             --------         --------
   Total current asets                                  292,463              292,211          294,146

PROPERTY AND EQUIPMENT, net                             402,726              372,219          411,771
GOODWILL, net                                           100,527               95,909           99,616
OTHER INTANGIBLE ASSETS, net                             18,222               17,920           17,469
NOTES RECEIVABLE, excluding current portion              10,890               10,882           10,653
OTHER ASSETS                                             16,175               18,681           19,561
                                                       --------             --------         --------
   Total assets                                        $841,003             $807,822         $853,216
                                                       ========             ========         ========


LIABILITIES AND PARENT INVESTMENT AND ADVANCES
CURRENT LIABILITIES:
Current portion of long-term debt                      $  3,520             $  5,088         $  3,300
Accounts payable                                         14,310               10,050           15,754
Accrued expenses and other liabiltiies                   70,357               68,706           70,400
Deferred income taxes                                       845                    -              845
                                                       --------             --------         --------
   Total current liabilities                             89,032               83,844           90,299

LONG-TERM DEBT, excluding current portion                91,581               95,115           91,177
DEFERRED INCOME TAXES                                     9,604               13,680            9,604
OTHER LIABILITIES                                        11,872               13,400           11,294
                                                       --------             --------         --------
   Total liabilities                                    202,089              206,039          202,374

MINORITY INTERESTS                                          644                  504               86
COMMITMENTS AND CONTINGENCIES
PARENT INVESTMENT AND ADVANCES                          638,270              601,279          650,756
                                                       --------             --------         --------
   Total liabilities and parent
     Investment and advances                           $841,003             $807,822         $853,216
                                                       ========             ========         ========

       ACQUIRED FACILITIES OPERATED BY HORIZON/CMS HEALTHCARE CORPORATION
                  AND SOLD TO INTEGRATED HEALTH SERVICES, INC.
      COMBINED STATEMENTS OF OPERATIONS AND PARENT INVESTMENT AND ADVANCES


                             (DOLLARS IN THOUSANDS)

                                                         YEAR ENDED            FOUR MONTHS ENDED
                                                           MAY 31,                SEPTEMBER 30,
                                                  ------------  --------    --------    --------
                                                      1997         1996        1997        1996
                                                  ------------  --------    --------    --------
                                                                                  (UNAUDITED)

TOTAL OPERATING REVENUES                             $974,449   $928,280    $327,580    $319,155
                                                  -----------   --------    --------    --------
COSTS AND EXPENSES:

  Costs of services                                   838,872    790,371     284,467     273,928
  Facility leases                                      43,064     41,285      14,843      13,822
  Depreciation and amoritization                       28,661     25,916       9,702       9,894
  Interest expsense                                    43,594     39,952      14,958      13,458
  Special Charges                                           -     22,950           -           -
                                                  -----------   --------    --------    --------
        Total costs and expenses                      954,191    920,474     323,970     311,102
                                                  -----------   --------    --------    --------
  Earnings before minority interest and
     income taxes                                      20,258      7,806       3,610       8,053
  Minority interests                                   (1,351)    (1,302)        203        (604)

     Earnings before income taxes                      18,907      6,504       3,813       7,449
  Income taxes                                          9,065     12,423       2,050       3,470
                                                  -----------   --------    --------    --------
     Net earnings (loss)                                9,842     (5,919)      1,763       3,979

  Parent investment and advances,
     beginning of period                              601,279    550,170     638,270     601,279

  Net advances from parent                             27,149     57,028      10,723       1,693

  Parent investment and advances,
    end of period                                    $638,270   $601,279    $650,756    $606,951
                                                  ===========   ========    ========    ========

      ACQUIRED FACILITIES OPERATED BY HORIZON/CMS HEALTHCARE CORPORATION AND SOLD TO INTEGRATED HEALTH SERVICES, INC.
                       COMBINED STATEMENTS OF CASH FLOWS
                            (DOLLARS IN THOUSANDS)





                                                                            YEAR ENDED                 FOUR MONTHS ENDED
                                                                              MAY 31,                    SEPTEMBER 30,
                                                                   -----------------------------   --------------------------
                                                                        1997            1996           1997           1996
                                                                   --------------   ------------   ------------   -----------
                                                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net earnings (loss) ...........................................     $  9,842        $  (5,919)     $   1,763      $  3,979
                                                                     ---------       ---------      ---------      --------

 Adjustments:
   Depreciation and amortization ...............................       28,661           25,916          9,702         9,894
   Provision for doubtful accounts .............................        8,716            4,557          4,961         2,226
   Special charges .............................................           --           22,950             --            --
   Other .......................................................       (1,583)            (303)          (781)           70
                                                                     ---------       ---------      ---------      --------
                                                                       35,794           53,120         13,882        12,190
                                                                     ---------       ---------      ---------      --------
   Increase (decrease) in cash from changes in
    assets and liabilities  excluding effects of
    acquisitions and dispositions:
    Patient care accounts  receivable and estimated third
      party settlements ........................................      (16,222)         (30,610)         4,061        (8,244)
    Prepaid and other assets ...................................       (6,418)         (10,100)        (2,879)       (1,034)
    Deferred income taxes ......................................        9,065               33             --            --
    Accounts payable and accrued expenses ......................        5,853            6,562          1,487         6,717
    Other liabilities ..........................................           62             (324)            --            --
                                                                     ---------       ---------      ---------      --------
                                                                       (7,660)         (34,439)         2,669        (2,561)
                                                                     ---------       ---------      ---------      --------
     Net cash provided by operating activities .................       37,976           12,762         18,314        13,608
                                                                     ---------       ---------      ---------      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Other intangible assets .......................................       (2,838)          (4,147)            --            --
 Acquisition of property and equipment .........................      (51,989)         (45,849)       (17,083)       (9,777)
 Notes receivable ..............................................           (8)          (4,792)           237             6
 Other investing activities ....................................       (1,719)             420         (3,386)         (120)
                                                                     ----------      ---------      ---------      --------
   Net cash used in investing activities .......................      (56,554)         (54,368)       (20,232)       (9,891)
                                                                     ----------      ---------      ---------      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Long-term debt borrowings .....................................        3,203            2,182             --            --
 Long-term debt repayments .....................................       (8,906)          (3,002)          (624)         (713)
 Minority interests ............................................          140             (932)          (355)         (511)
 Net cash advances from parent .................................       21,577           52,942         10,723        (5,285)
                                                                     ----------      ---------      ---------      --------
   Net cash (used in) provided by financing activities .........       16,014           51,190          9,744        (6,509)
                                                                     ----------      ---------      ---------      --------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS ...................................................       (2,564)           9,584          7,826        (2,792)
CASH AND CASH EQUIVALENTS, beginning of year ...................       21,381           11,797         18,817        21,381
                                                                     ----------      ---------      ---------      --------
CASH AND CASH EQUIVALENTS, end of year .........................     $ 18,817        $  21,381      $  26,643      $ 18,589
                                                                     ==========      =========      =========      ========

                 The accompanying notes to financial statements
               are an integral part of these combined statements.

       ACQUIRED FACILITIES OPERATED BY HORIZON/CMS HEALTHCARE CORPORATION
      --------------------------------------------------------------------
                  AND SOLD TO INTEGRATED HEALTH SERVICES, INC.
                  --------------------------------------------


                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     --------------------------------------

        FOR THE YEARS ENDED MAY 31, 1997 AND 1996 AND THE UNAUDITED FOUR
        -----------------------------------------------------------------

                    MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                    ----------------------------------------

(1)  COMPANY BACKGROUND, ACQUISITION AGREEMENT AND BASIS OF PRESENTATION

Horizon/CMS Healthcare Corporation ("Horizon" or the "Company") is a wholly owned subsidiary of HEALTHSOUTH Corporation ("HEALTHSOUTH"). Horizon was acquired by HEALTHSOUTH on October 29, 1997. On December 31, 1997, Integrated Health Services, Inc. ("Integrated") acquired from HEALTHSOUTH certain of the Horizon operations ("Acquired Facilities") as outlined in the Purchase and Sale Agreement dated November 3, 1997, between HEALTHSOUTH Corporation, Horizon/CMS Healthcare Corporation and Integrated Health Services, Inc. The Acquired Facilities consist of 139 owned, leased or managed long-term care facilities, 12 specialty hospitals, a contract therapy business having over 1,000 contracts and 35 institutional pharmacies. Under the terms of the acquisition agreement, Integrated paid $1.15 billion in cash and assumed approximately $100 million in debt.

In July 1995, Horizon completed the merger of one of Horizon's wholly owned subsidiaries with Continental Medical Systems, Inc. and subsidiaries ("CMS"). The merger was accounted for as a pooling of interests. Accordingly, the accompanying financial statements include the accounts and operations of the Acquired Facilities previously a part of CMS for all periods prior to the merger.

The accompanying combined financial statements represent the accounts of the Acquired Facilities and include assets and liabilities sold and selected non-acquired liabilities which would be considered "regenerative" in nature (accruals and other liabilities). These financial statements are presented for the purposes of complying with the Securities and Exchange Commission's rules and regulations regarding acquired businesses.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
------------------

The Acquired Facilities provide post acute and long-term health care services. The long-term care facilities provide skilled nursing care and basic patient services with respect to daily living and general medical needs. The Acquired Facilities also provide contract therapy medical rehabilitation services, institutional pharmacy services, Alzheimer's care and home health care. Substantially all of these services are within the post-acute health care market and, accordingly, the Acquired Facilities operate within a single industry segment.

Basis of Combination
--------------------

The combined financial statements include the accounts of the Acquired Facilities and those entities that are controlled by the Acquired Facilities and in which they own more than 50% of the equity. All significant intercompany accounts and transactions have been eliminated in combination.

In certain cases, activities and amounts are centrally controlled and managed by the Company on behalf of the Acquired Facilities, which require allocations. The methods for allocation are described in the following paragraphs and footnotes.

Operating Revenues
------------------

The Acquired Facilities derive net patient care revenues principally from public funding through the Medicaid and Medicare programs, private pay patients and non-affiliated long-term care facilities. For fiscal years 1997 and 1996 and the four months ended September 30, 1997 and 1996, the Acquired Facilities derived 23%, 22%, 24% and 21%, respectively, of their revenues from Medicare. For fiscal years 1997 and 1996 and the four months ended September 30, 1997 and 1996, the Acquired Facilities derived 27%, 29%, 27% and 28%, respectively, of their revenues from Medicaid. Under the Medicare program and some state Medicaid programs, the Acquired Facilities long-term care facilities are paid interim amounts designed to approximate the facilities reimbursable costs. Such interim amounts due from third party payors and amounts due from other payor sources are recorded as accounts receivable. With respect to these programs for which interim payments are subject to retroactive cost adjustment, actual costs incurred are reported through cost reports by each facility annually. Throughout the annual cost reporting period, the Acquired Facilities record, for each of several hundred Medicare and Medicaid certified providers operated by the Acquired Facilities, the estimated difference between interim payments received and the expected actual costs as estimated third party settlements. The cost reports are subject to examinations and retroactive adjustments, which may result in upward or downward adjustment from initially submitted reimbursable costs. The Acquired Facilities generally expect final settlement on annual cost reports to occur approximately 24 months following the end of an annual cost reporting period. Tentative partial settlement may occur as soon as six months following the cost reporting period. Differences between amounts originally accrued as estimated third-party settlements, subsequent revisions of estimates, and the amounts ultimately received or paid are recorded in operations in the year of final settlement and disclosed if material. Most of the Acquired Facilities' Medicaid payments are prospective and no retroactive adjustment is generally made to such payments.

Estimated settlements reflect expected amounts receivable from third parties offset by expected amounts payable to third parties. The Acquired Facilities total net settlement positions are anticipated to vary from period to period due to several factors including: the significant number of individual providers for which settlements must be estimated, that several cost reporting periods remain open for each provider at any given time, the numerous cost reporting periods of the Acquired Facilities' various providers, the interrelationship between continually changing interim rates and estimated settlements, the unpredictable timing of tentative and final settlements and the offset of estimated payables and receivables.

While settlement adjustments are common upon third-party intermediary cost report examination, the Acquired Facilities are currently unaware of any matters that may result in a retroactive cost report adjustment that would be material to the Acquired Facilities financial condition or results of operations.

There have been and the Acquired Facilities expect that there will continue to be a number of proposals to limit Medicare and Medicaid reimbursement. The Acquired Facilities cannot predict at this time whether any of these proposals will be adopted or, if adopted and implemented, what effect such proposals would have on the Acquired Facilities.

The Acquired Facilities have also entered into payment agreements with certain commercial insurance carriers, health maintenance organizations, and other payor sources. The basis for payment under these arrangements include prospectively determined amounts for each unit of service.

Cash and Cash Equivalents
-------------------------

For purposes of the accompanying combined statements of cash flows, the Acquired Facilities consider their highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

The Acquired Facilities currently participate in a centralized cash management program with the Company whereby all excess cash generated by the Acquired Facilities is transferred to and invested by the Company or used to repay any working capital advances from the Company.

Depreciation
------------

Property and equipment is stated at the lower of cost or net realizable value. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets (buildings - 30 to 40 years; equipment - 3 to 20 years). Maintenance and repairs are charged to expense as incurred. Major renewals or improvements are capitalized.

Goodwill and Other Intangible Assets Resulting from Business Combinations
-------------------------------------------------------------------------

In connection with acquisitions accounted for using the purchase method, the purchase price is allocated to the estimated fair value of the tangible and identifiable intangible net assets as of the effective date of the acquisition, with any excess cost allocated to goodwill.

Identifiable intangible assets are identified and measured under the provisions of Accounting Principles Board Opinion No. 16, "Business Combinations." Historically, the nature and circumstances surrounding Horizon's acquisition of the Acquired Facilities' have resulted in the identification and recognition of certain identifiable intangible assets including: favorable lease purchase costs, noncompetition agreements, contract rights, sign-on bonuses and trade name costs. These intangible assets are amortized over the respective estimated useful lives from one to ten years.

Management believes that the excess cost over net assets of acquired companies (goodwill) generally has an unlimited useful life and, therefore, an amortization period of 15 to 40 years has been assigned. In determining that the life of goodwill is unlimited, management considered the following factors: (i) the concentrations that exist in the Acquired Facilities selected markets and the fact that acquisitions frequently serve as a platform for the integration of other services provided by the Acquired Facilities; (ii) the long-term and specialty health care industry, which is positively impacted by aging trends and the continued pressure to transfer patients from high cost, acute care settings to long-term and specialty health care settings; (iii) the increasing acceptance by the medical establishment of long-term and specialty health care as a better alternative to acute care hospital based treatment; and (iv) the nature of the services provided by the Acquired Facilities, which will be continuously needed in the future and are not subject to obsolescence.

Management reviews the realizability of the carrying amount of goodwill whenever events or circumstances occur that indicate the recorded costs may not be recoverable. Principal factors considered by the Acquired Facilities in this review include changes in market share and competitive conditions, technological and regulatory changes (including reimbursement), demand trends and earnings trends of the acquired companies. If such a review indicates that the undiscounted future cash flows from operations of the acquired business are less than the recorded asset, its carrying amount will be reduced to its estimated fair value. In the absence of an active market for the asset, fair value will be estimated using accepted valuation techniques, including discounted cash flow analysis.

As discussed further in Note 9, the Company recorded special charges related to the carrying amounts of certain tangible and intangibles associated with some of these Acquired Facilities.

Income Taxes
------------

The Acquired Facilities have been included in the consolidated federal income tax return of Horizon, as required in the applicable statutes, for the fiscal years ended May 31, 1997 and 1996. The combined tax provision included in the accompanying financial statements has been presented as if the Acquired Facilities filed a separate tax return for all periods presented, and has been accounted for under the provisions of Securities and Exchange Commission's Staff Accounting Bulletin No. 55 ("SAB 55") and Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." SFAS 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Self Insurance
--------------

Horizon maintains malpractice insurance with a level of self-insurance retention (deductible) limitation. Horizon's self-insured retention with respect to malpractice and public liability insurance is $1.0 million per occurrence per policy year and $11.0 million in the aggregate with a subaggregate of $3.0 million with respect to long-term care operations. In addition, Horizon maintains umbrella malpractice and public liability insurance coverage of $50.0 million per occurrence and in the aggregate. Workers' compensation coverage is effected through deductible insurance policies and qualified self insurance plans which vary by the states in which Horizon operates. Provisions for estimated settlements are provided in the period of the related coverage and are determined on a case by case basis plus an amount for incurred but not reported claims. Differences between the amounts accrued and subsequent settlements are recorded in operations in the period of settlement. Horizon is largely self-insured with respect to health insurance benefits made available to its employees. Provisions for estimated claim payments are provided in the period of the related coverage and are determined based upon historical development experience and include amounts for incurred but not reported claims.

The Acquired Facilities participate in these programs and expenses related to these services are recorded in the accompanying financial statements as discussed in Note 3.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

In the case of all known contingencies, the Acquired Facilities accrue a charge for a loss when it is probable and the amount is reasonably estimable. Accruals for loss contingencies include estimates of legal fees and other related costs to be incurred in connection with the known contingency. As facts concerning contingencies becomes known, the Acquired Facilities reassess their position and adjust recorded reserves, as necessary.

Interim Unaudited Financial Information
---------------------------------------

In management's opinion, the financial statements for the four month periods ended September 30, 1997 and 1996, include all adjustments, consisting of normal recurring adjustments, necessary to present fairly the Acquired Facilities financial position, results of operations, and cash flows as of and for the periods then ended. Operating results for the four month period ended September 30, 1997 are not indicative of the results that may be expected on an annual basis.

(3)  TRANSACTIONS WITH HORIZON

Employee Benefit Programs
-------------------------

During fiscal years 1997 and 1996 and the four months ended September 30, 1997 and 1996, the Acquired Facilities participated in Horizon's employee benefit programs. These programs consist of professional liability insurance, workers' compensation coverage and health insurance benefits. The cost of these programs, related to the Acquired Facilities, have been included in the accompanying financial statements.

The amounts recorded at the Acquired Facilities for professional liability insurance, workers' compensation coverage and health insurance benefits are based on the number of facility beds, a percentage of facility total labor costs and number of facility participants, of the Acquired Facilities, respectively, and are believed to approximate, in all material respects, what would have been incurred had the Acquired Facilities operated on a stand-alone basis. Approximately $36.0 million, $30.3 million, $12.0 million and $10.1 million have been recorded for the fiscal years ended May 31, 1997 and 1996 and the four months ended September 30, 1997 and 1996, respectively.

Employee Benefits
-----------------

Horizon also has 401(k) savings plans available to substantially all employees who have been with Horizon for more than six months. Employees may defer up to 15% of their salary subject to the maximum permitted by law. Horizon matches a portion of the employee's contribution, which may be discretionary, depending upon the plan. Employee contributions are vested immediately. Employer contributions vest on a graduated basis, with full vesting achieved at the end of five or seven years, depending upon the plan or upon termination of the plan by Horizon.

The Acquired Facilities participate in the 401(k) savings plan and Horizon contributed approximately $1.0 million and $1.6 million to these plans on behalf of the employees of the Acquired Facilities for the years ended May 31, 1997 and 1996, respectively. These amounts have been recorded in the accompanying statements of operations. No amounts were contributed with respect to these plans for the four months ended September 30, 1997 and 1996.

In  addition,   Horizon  has  a  profit-sharing   plan  to  which  it  may  make
contributions at its discretion. Horizon has not made any contributions to this plan. Horizon may terminate any of the above plans at any time.

Corporate Administration
------------------------

During fiscal years 1997 and 1996 and the four months ended September 30, 1997 and 1996, Horizon provided corporate support services to the Acquired Facilities including audit, tax, legal, cash management, employee benefits and insurance program administration and other corporate administration services. The costs for these services have been allocated to the Acquired Facilities and are included in the accompanying financial statements based upon the proportion of total costs attributable to the Acquired Facilities activities determined on a basis representative of the cost driver including specific identification, proportionate revenues and proportionate full time equivalent personnel. Approximately $2.7 million, $1.2 million, $0.8 million and $0.6 million have been allocated for the fiscal years ended May 31, 1997 and 1996 and the four months ended September 30, 1997 and 1996, respectively.

The amounts allocated to the Acquired Facilities are not necessary indicative of the actual costs which may have been incurred had the Acquired Facilities operated as an entity unaffiliated with Horizon. However, management believes that the allocation is reasonable and in accordance with SAB 55.

Parent Investment and Advances
------------------------------

Parent investment and advances consist of the following (amounts in thousands):


                                                                                                    September
                                                                           May 31,                     30,
                                                              ---------------------------------- ---------------

                                                                    1997             1996              1997
                                                                                                   (Unaudited)
Parent's initial investment in Acquired Facilities            $       286,409   $       269,853  $       289,219
Working capital advances and corporate allocations, net of
    cash earnings                                                     213,841           216,555          200,302
Other                                                                 138,020           114,871          161,235
                                                              ----------------- ---------------- ---------------

Total parent investment and advances                          $       638,270   $       601,279  $       650,756
                                                              ================= ================ ===============


Horizon uses its credit facility ("Parent Credit Facility") to provide funding for a significant portion of Horizon's initial investment in the Acquired Facilities, including replacing debt formerly at the facility level. Interest expense has been charged to the Acquired Facilities for these borrowings at a rate intended to approximate the cost incurred under the Parent Credit Facility (7.4% at May 31, 1997). Amounts recorded as a component of interest expense in the accompanying financial statements are $17.4 million, $13.8 million, $6.4 million and $4.7 million for the years ended May 31, 1997 and 1996 and the four months ended September 30, 1997 and 1996, respectively.

Under Horizon's centralized cash management program, Horizon transfers excess cash from and makes working capital advances and corporate allocations to the Acquired Facilities. These advances are net of Horizon's cash earnings in the Acquired Facilities and include amounts to fund cash shortfalls, capital expenditures, advances for accounts payable and amounts paid for employee benefits and other programs administered by Horizon. Because of the inherent difficulty in distinguishing certain elements of the Acquired Facilities capital structure and the Parent's working capital advances, the Company in its normal procedures neither credits the Acquired Facilities with investment earnings for excess cash transfers nor charges interest expense for these advances. However, pro forma interest expense has been recorded in the accompanying financial statements based upon the Acquired Facilities average outstanding advances at a rate intended to approximate the cost incurred under the Parent Credit Facility. Allocated interest of $14.4 million, $12.6 million, $5.2 million and $4.4 million has been recorded in the accompanying financial statements as a component of interest expense for the years ended May 31, 1997 and 1996 and the four months ended September 30, 1997 and 1996, respectively.

Related Party Transactions
--------------------------

Certain of the Acquired Facilities provided therapy services to Horizon entities that have not been acquired by Integrated. These transactions were completed in the normal course of business and have not been eliminated in the accompanying combined financial statements. The total operating revenues recorded with respect to these transactions were approximately $6.3 million, $2.6 million, $1.7 million, and $2.3 million for the years ended May 31, 1997 and 1996 and the four months ended September 30, 1997 and 1996, respectively. The total accounts receivable outstanding with respect to these transactions was approximately $1.4 million, $0.6 million, $0.4 million and $2.1 million as of May 31, 1997 and 1996 and September 30, 1997 and 1996, respectively.

Stand Alone Basis
-----------------

The accompanying financial statements reflect all of the Acquired Facilities costs of doing business, including all expenses incurred by Horizon on behalf of the Acquired Facilities in accordance with SAB 55. Certain corporate level costs and expenses have not been allocated to the Acquired Facilities. These costs and expenses include those costs that are driven exclusively by corporate level activities, including senior executive management salaries and other corporate support costs. As such, costs and expenses would not have been materially increased had the Acquired Facilities operated on a stand-alone basis.

(4)  NOTES RECEIVABLE

Notes receivable consist of the following (amounts in thousands):


                                                                                                  September
                                                                          May 31,                    30,
                                                             ---------------------------------- ---------------

                                                                   1997             1996               1997
                                                                                                   (Unaudited)
Variable rate note receivable  based on lesser of 8% or
LIBOR + 2.25% (8.0% at May 31,  1997),  full  recourse;
interest  payable   semi-annually;   principal  payable

December 2008; unsecured                                   $      10,653        $   10,653      $    10,653

Other notes receivable due at varying dates,
  bearing interest at 6% to 12%
                                                                   3,587             2,626           -
                                                            ----------------- ---------------- ----------------
Notes receivable                                                  14,240            13,279           10,653

Less current portion                                              (3,350)           (2,397)          -
                                                            ----------------- ---------------- ----------------
Notes receivable, excluding current portion                $      10,890        $     10,882    $    10,653
                                                             ================= ================ ===============

(5)  PROPERTY AND EQUIPMENT

Property and equipment owned and held under capital lease is stated at cost and consists of the following (amounts in thousands):



                                                                                                    September
                                                                             May 31,                    30,
                                                              ---------------------------------- ---------------

                                                                    1997             1996              1997
                                                                                                   (Unaudited)
Land                                                          $        46,559   $        45,169  $        49,374
Buildings                                                             325,198           291,937          335,426
Equipment                                                              96,465            80,130          100,704
                                                              ----------------- ---------------- ---------------

                                                                      468,222           417,236          485,504
Less accumulated depreciation and amortization                        (65,496)          (45,017)         (73,733)
                                                              ----------------- ---------------- ---------------

       Property and equipment, net                            $       402,726   $       372,219  $       411,771
                                                              ================= ================ ===============


(6)    ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other current liabilities are comprised of the following (amounts in thousands):
                                                                                                   September
                                                                           May 31,                    30,
                                                              ---------------------------------- ---------------

                                                                    1997             1996              1997
                                                                                                   (Unaudited)

Salaries, wages and benefits                                  $        17,453   $        19,859  $        16,363
Accrued insurance                                                      12,373            10,990           10,990
Accrued property and payroll taxes                                     18,423            16,147           21,141
Accrued income taxes                                                   15,720            15,720           15,720
Accrued interest                                                          855             2,828            1,960
Other                                                                   5,533             3,162            4,226
                                                              ----------------- ---------------- ---------------
                                                              $        70,357   $        68,706  $        70,400
                                                              ================= ================ ===============

(7)  LONG-TERM DEBT

Long-term debt consists of the following (amounts in thousands):
                                                                                          September
                                                                    May 31,                   30,
                                                            ----------------------------- ---------------

                                                                 1997             1996         1997
                                                                                            (Unaudited)
10%promissory  note secured by mortgage,  principal and
 interest due monthly through fiscal 2003                        2,860   $        2,899  $         2,849

First  mortgage   revenue  bonds,   interest  @  7.25%,
 principal due annually, through mandatory sinking fund,
 through fiscal 2009                                             2,715            2,855            2,715

First mortgage  revenue bonds series 1985,  interest at
 12% due semiannually,  principal due annually,  through
 mandatory sinking fund through fiscal 2016                      2,185            2,215            2,185


11%promissory  note secured by mortgage,  principal and
 interest due monthly through fiscal 2011                       19,288           19,450           19,244

10.1%  promissory  note secured by mortgage,  principal
 due fiscal 2017                                                 3,140            3,140            3,140

11.5%  promissory  note secured by mortgage,  principal
 and interest due monthly through fiscal 2001                    4,260            4,292            4,251

11.5%  promissory  note secured by mortgage,  principal
 and interest due monthly through fiscal 2001                    5,052            5,091            5,042

10.7%  promissory  note secured by mortgage,  principal
 and interest due monthly through fiscal 2004                    5,232            5,289            5,217

Obligations  under  capital  leases,  interest at 9.09%
 maturing in fiscal 2004                                        46,890           47,557           46,602

Other long-term debt, interest ranging from 5% to 14%           3,479             7,415            3,232
                                                          -------------- ---------------- ---------------
Long-term debt                                                  95,101           100,203           94,477
 Less current portion                                           (3,520)           (5,088)          (3,300)
                                                          -------------- ---------------- ---------------
Long-term debt, excluding current portion                       91,581    $       95,115   $       91,177
                                                          ============== ================ ===============

The approximate aggregate maturities of long-term debt are as follows (amounts in thousands):

                             Year ending May 31,

                                 1998                    $         3,520
                                 1999                              2,246
                                 2000                              2,317
                                 2001                             11,121
                                 2002                              2,514
                                 Thereafter                       73,383
                                                         ---------------
                                                         $        95,101
                                                         ===============


(8)    LEASE COMMITMENTS

The Acquired Facilities have noncancellable operating leases primarily for facilities and equipment. Certain leases provide for purchase and renewal options of from 5 to 15 years, contingent rentals primarily based on operating revenues and the escalation of lease payments coincident with increases in certain economic indexes. Contingent rent expense for the years ended May 31, 1997 and 1996 and for the four months ended September 30, 1997 and 1996 was approximately $1.6 million, $1.5 million, $0.6 million, and $0.5 respectively.

Future minimum payments under noncancellable operating leases are as follows:

                             Year ending May 31,

                                 1998                 $        46,782
                                 1999                          39,144
                                 2000                          35,374
                                 2001                          32,763
                                 2002                          29,804
                                 Thereafter                   103,758
                                                      ---------------
                                                      $       287,625
                                                      ===============

The Acquired Facilities are contingently liable for annual lease payments of $6.8 million for leases on managed facilities. The leases expire at varying dates through fiscal 2007.

Horizon leases seven facilities, under operating leases, from various limited partnerships and/or limited liability companies of which a former director of Horizon was a passive investor. The Acquired Facilities made lease payments of $3.6 million under these leases in 1997.

(9)  SPECIAL CHARGES
     ---------------
Horizon recorded special charges in the years ended May 31, 1997 and 1996. These special charges are discussed in Horizons Annual Report on Form 10-K and have not been duplicated in the accompanying notes to financial statements as management believes these charges, with the exception of the following, do not relate to the Acquired Facilities. The following special charges relate to the Acquired Facilities and have been recorded in the accompanying financial statements for the year ended May 31, 1996.

       (i) An approximate $21.3 million charge related to an impairment adjustment resulting from the planned disposition of assets and leasehold improvements of long-term care facilities which are included in the Acquired Facilities. The charge represented the amount by which the carrying amount of the properties intended for sale at that time exceeded the estimated fair value of the properties.

       (ii) An approximate $1.6 million charge was recorded to reduce the carrying value of selected long-lived assets to estimated fair value. The assets written down are comprised largely of two operations experiencing poor financial performance and for which management had become concerned with respect to future prospects. Fair value was based on estimated future cash flows to be generated by the operations discounted at a market rate.

(10) INCOME TAXES

The proforma provision (benefit) for income taxes on net earnings (loss) as if the Acquired Facilities were on a stand alone basis consists of the following (amounts in thousands):

                                                         May 31,
                                            --------------------------------
                                                    1997              1996
Current:
   Federal                                  $        -       $        14,108
   State                                             -                 1,612
                                            ---------------- ---------------
                                                    -                15,720
                                            ---------------- ---------------
Deferred:
   Federal                                            8,135           (2,959)
   State                                                930             (338)
                                            ---------------- ----------------
                                                      9,065           (3,297)
                                            ---------------- ----------------
Total                                       $         9,065  $        12,423
                                            ================ ================

The differences between the total tax expense recorded on earnings (loss) before income taxes and the income tax expense using the statutory federal income tax rate (35 percent) were as follows (amounts in thousands):

                                                                              May 31,
                                                                 ----------------------------------
                                                                      1997              1996

Computed tax expense (benefit) at statutory rate                 $         6,617  $         2,276
State income tax expense, net of federal income tax benefit                  930            1,274
Amortization of goodwill                                                   1,101            1,057
Goodwill write-offs, merger costs and other special charges               -                 7,448
Other                                                                        417              368
                                                                 ---------------- -----------------
       Total income tax expense (benefit)                        $         9,065  $        12,423
                                                                 ================ =================

The components of the net deferred tax assets and liabilities are as follows (amounts in thousands):

                                                                            May 31,
                                                               ----------------------------------
                                                                    1997              1996
Components of the deferred tax asset:

    Reserves for special charges                               $           530  $           530
    Basis difference in accounts receivable                             -                 9,340
    Accrued payroll and related benefits                                 2,611            2,902
    Deferred lease credit                                                6,053            6,673
    Net operating loss carryover                                         1,187           -
    Other                                                                   66           -
                                                               ---------------- ---------------
        Total deferred tax asset                                        10,447           19,445
             Net deferred tax asset

Components of the deferred tax liability:
    Basis difference in accounts receivable,                             3,669           -
    Buildings and equipment, related basis differences,
     deferred gain and depreciation                                     14,334           17,919
    Partnership income (loss)                                            1,128            1,068
    Deferred pre-opening costs                                           1,765            1,778
    Other                                                               -                    64
                                                               ---------------- ---------------
        Total deferred tax liability                                    20,896           20,829
                                                               ---------------- ---------------
          Excess of deferred assets over liabilities           $       (10,449) $        (1,384)

                                                               ================ ===============

Management has estimated the approximate amount of provision for income taxes to be 53.8 percent and 46.6 percent of pretax book income for the four months ended September 30, 1997 and 1996.

(11)     FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair values of the Acquired Facilities financial instruments at May 31, are as follows (amounts in thousands):

                                                     1997                         1996
                                            ---------------------------  ----------------------
                                               Carrying      Fair        Carrying     Fair
                                                Amount       Value        Amount      Value
                                            -----------   ------------------------   ----------

Notes receivable                            $   14,240    $ 14,240   $   13,279      $ 13,279
Long-term debt, including current
 portion                                        48,211      53,356       52,646        59,501


The fair value of notes receivable was estimated by discounting the future cash flows using current rates available to similar borrowers under similar circumstances. The fair value of the Acquired Facilities long-term debt, excluding capital leases, was estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the acquired facilities for debt of the same remaining maturities.

(12)   ACQUISITIONS

During fiscal 1997 and 1996 Horizon completed certain acquisitions of long-term care facilities and providers of specialty health care services. The acquisitions, with the exception of the CMS merger, have been accounted for under the purchase method of accounting.

Goodwill associated with Horizon's acquisition of the Acquired Facilities and special charge writedowns when appropriate, are reflected in the accompanying financial statements.

(13)   COMMITMENTS AND CONTINGENCIES


Letters of Credit
-----------------

Horizon was contingently liable for letters of credit aggregating $34.6 million at May 31, 1997 and September 30, 1997 and $37.9 million at May 31, 1996, respectively, and by their guaranty so are the Acquired Facilities. The letters of credit, which reduce the availability under the Nations Bank Facility were used in lieu of lease deposits for facilities operated by Horizon and for deposits under various workers' compensation programs.

Purchase Commitments
--------------------

Under the terms of one of the Acquired Facilities lease agreements, the Acquired Facilities has the option to purchase the facility and the lessor has the option to require the Acquired Facilities to purchase the facility should the Acquired Facilities fail to exercise the purchase option for $5.5 million at the end of the lease term (August 1, 1998).

Other
-----

In connection with the Greenery merger, Horizon committed to manage three Connecticut facilities for an affiliate of two former directors of Horizon. Subject to the terms of the agreement, Integrated is committed to manage these facilities through December, 1998 subject to the affiliate's right to terminate sooner at any time with 90 days notice.

As of May 31, 1997 and September 30, 1997 Horizon had future commitments to fund construction totaling approximately $15.1 million and $1.6 million, respectively. The substantial majority of this total is comprised of amounts necessary to complete ongoing construction on an office building to house corporate operations which is included as a part of the Acquired Facilities.

(14)   LEGAL PROCEEDINGS

Horizon is party to legal proceedings which are disclosed in the Horizon Annual Report on Form 10-K and have not been duplicated in the accompanying notes to financial statements as management believes these proceedings do not relate to the Acquired Facilities. The purchase agreement between HEALTHSOUTH (Seller) and Integrated (Buyer) includes an assumption of certain liabilities of the Acquired Facilities arising from or in connection with certain disclosed litigation related to the acquired assets and operations. The legal proceedings summarized below have been determined to relate to the Acquired Facilities.

OIG/DOJ Investigation Involving Certain Medicare Part B and Related Co-Insurance Billings
--------------------------------------------------------------------------------

Horizon announced on March 15, 1996 that certain Medicare Part B and related co-insurance billings previously submitted by Horizon were being investigated by the Office of the Inspector General ("OIG") and the Department of Justice ("DOJ"). On December 31, 1996, Horizon announced that it had reached a settlement with the DOJ and OIG that concluded their investigation of these billings. Horizon also announced that it had received a letter from the United States Attorney's office conducting such investigation indicating that the United States declined any criminal prosecution of Horizon or any of its employees with respect to these billings. Under the settlement, Horizon paid approximately $5.8 million to the United States as a complete and final resolution of such matters. In addition, pursuant to the terms of the settlement, Horizon/ CMS is implementing a corporate-wide Medicare Part B compliance program that includes the appointment of a subcommittee to Horizon's Corporate Compliance Committee reporting directly to the Chairman's office and to Horizon's Board of Directors, ongoing orientation and training sessions for current and new employees, training evaluation and annual audits to assess accuracy, validity and reliability of billings.

None of the revenue billings subjected to this investigation were recorded by any of the Acquired Facilities in the accompanying financial statements, nor is any of the final settlement allocated to the Acquired Facilities.

Michigan Attorney General Investigation Into Long-Term Care Facility In Michigan
--------------------------------------------------------------------------------

Horizon learned in September 1996 that the Attorney General of the State of Michigan was investigating one of its skilled nursing facilities. The facility, an Acquired Facility in Howell, Michigan, has been owned and operated by Horizon since February 1994. The Attorney General seized a number of patient, financial and accounting records that were located at this facility. By order of a circuit judge in the county in which the facility is located, the Attorney General was ordered to return patient records to the facility for copying. The investigation appears to involve allegations arising out of a licensing survey conducted in April 1996. Horizon has advised the Michigan Attorney General that it is willing to cooperate in this investigation. Due to the preliminary nature of this investigation, Horizon cannot now predict when the investigation will be completed; the ultimate outcome of the investigation; or the effect thereof on Horizon's financial condition or results of operations. If adversely determined, this investigation could result in the imposition of civil and criminal fines or sanctions against Horizon/CMS, which could have a material adverse impact on Horizon's financial condition and its results of operations.



Southern Oaks Health Care, Inc. et al. V. Horizon Healthcare Corporation, et al.
--------------------------------------------------------------------------------

In 1996, Southern Oaks Health Care, Inc., in Case No. C196-0759, in the Circuit Court of the Ninth Judicial Circuit, in and for Osceola County, Florida, instituted legal action against Horizon Healthcare Corporation ("Horizon"), National Institutional Pharmacy Services, Inc. ("NIPSI"), Royal Oaks Partnership ("Royal Oaks"), NIPSI-Oaks Institutional Pharmacy Partnership ("NIPSI-Oaks"), and Neal Elliott (Elliott) individually.

The Plaintiffs, Southern Oaks and Oak Provider, have asserted claims for 50% of the contract therapy and other ancillary services profits from approximately 10 Florida nursing homes owned or managed by Horizon or Southern Oaks. The case is presently scheduled for non-jury trial beginning March 23, 1998.

Horizon has filed counterclaims against Southern Oaks and Oaks Provider, as well as, their President, individually for fraud in the inducement, specific performance, breach of contract, breach of management agreements, indemnification, unjust enrichment, and declaratory judgement in 13 separate claims for relief.

The nature of the claims, counterclaims, and damages alleged made it impossible to predict the likely outcome of this litigation or provide a range of potential loss, if any.

Texas "Qui Tam" Investigation
-----------------------------

On September 5, 1997 the Company received a letter from the Office of the United States Attorney for the Eastern District of Texas advising that the Company is involved in an investigation of Fraudulent and False claim services in connection with its long term care facilities.

On September 11, 1997, the General Counsel for the Company met with the Assistant U.S. Attorney General (AUSA) in Beaumont, Texas. The AUSA advised that the Company is a named defendant in a Qui Tam Federal False Claims Act Case.

The Company disputes the efficacy of the legal theory upon which the Qui Tam actions are based. In addition, the Company can not now predict whether the AUSA will determine to intervene in the litigation nor the nature or the extent of the exposure, if any, it might have in this matter.

State of Kansas Medicare/Medicaid Investigation of Rehab Works, Inc.
--------------------------------------------------------------------

On October 7, 1997, the Company learned that certain rehabilitation therapy services provided by its contract rehabilitation therapy division in the State of Kansas, and Medicare billings related to those services, are subject of an investigation by the OIG and the DOJ. In this connection, the AUSA handling the matter in Wichita, Kansas contends that in Kansas, RehabWorks either directly submitted claims to the Medicare program for medically unnecessary services or for services not rendered or billed unrelated nursing homes for medically unnecessary services or for services not rendered.


On October 15, 1997, representatives of the Company met with the AUSA and advised the AUSA that it is cooperating, and will continue to cooperate, in the investigation. The Company is conducting an internal review of the issues presented by the AUSA and has preliminarily concluded that the DOJ's assertions are, in large part, not support by the facts. The Company is preparing a written response to the assertions of the DOJ. Thus, the Company does not believe that, at this time, it has a loss contingency of any amount material to the financial statements of the Company. Due to the preliminary nature of this matter, however, the Company cannot predict when this investigation will be completed.

       ACQUIRED FACILITIES OPERATED BY HORIZON/CMS HEALTHCARE CORPORATION
                  AND SOLD TO INTEGRATED HEALTH SERVICES, INC.
                             COMBINED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                November
                                                                   30,
                                                            ------------------
                                                                  1997
                                                            ------------------
                                                               (UNAUDITED)

                    ASSETS
CURRENT ASSETS:

  Cash and cash equivalents                                       $    10,000
  Accounts receivable and settlements,
    net of allowance for doubtful accounts
    of $36,803 as of November 30 ,1997                                253,820
  Prepaid and other assets                                             48,810
                                                                  ------------
     Total current assets                                             312,630

  PROPERTY AND EQUIPMENT, net                                         434,446
  INTANGIBLE ASSETS, net                                              118,405
  OTHER ASSETS                                                         30,610
                                                                  ============
     Total assets                                                 $   896,091
                                                                  ============



LIABILITIES AND PARENT INVESTMENT AND ADVANCES
CURRENT LIABILITIES:
Current portion of long-term debt                                 $     3,520
Accounts payable                                                      108,016
                                                                  ------------
     Total current liabilities                                        111,536
                                                                  ------------


LONG-TERM DEBT, excluding current portion                              90,880

                                                                  ------------
     Total liabilities                                                202,416

PARENT INVESTMENT AND ADVANCES                                        693,675

     Total liabilities and parent
                                                                  ============
       Investment and advances                                    $   896,091
                                                                  ============

       ACQUIRED FACILITIES OPERATED BY HORIZON/CMS HEALTHCARE CORPORATION
                  AND SOLD TO INTEGRATED HEALTH SERVICES, INC.
      COMBINED STATEMENTS OF OPERATIONS AND PARENT INVESTMENT AND ADVANCES

                             (DOLLARS IN THOUSANDS)


                                                             SIX MONTHS ENDED
                                                               NOVEMBER 30,
                                                             ----------------
                                                                   1997
                                                             ----------------
                                                                (UNAUDITED)

TOTAL OPERATING REVENUES                                     $   519,911

COST AND EXPENSES:

  Costs of services                                              455,119
  Facility leases                                                 22,479
  Depreciation and amortization                                   14,400
  Interest expense                                                20,993
                                                           --------------
     Total costs and expenses                                    512,991
                                                           --------------

Earnings before minority interest and
   income taxes                                                    6,920
Minority interests                                                   351
                                                           -------------
     Earnings before income taxes                                  7,271
  Income taxes                                                     3,908
                                                           --------------
     Net earnings                                          $       3,363
                                                           ==============

     ACQUIRED FACILITIES OPERATED BY HORIZON/CMS HEALTHCARE COPRORATION AND
                    SOLD TO INTEGRATED HEALTH SERVICES, INC.
                        COMBINED STATEMENT OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)




                                                                                    Six Months Ended
                                                                                      November 30,
                                                                                    ----------------
                                                                                          1997
                                                                                    ----------------
                                                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                                                          $   3,363

Adjustments:
  Depreciation and amortization                                                            14,400
  Increase in patient care accounts receivable and estimated third
     party settlements                                                                    (22,516)
  Increase in prepaid and other assets                                                     (6,468)
  Decrease in deferred income taxes                                                       (10,449)
  Increase in accounts payable and accrued expenses                                        23,349
  Decrease in other liabilities                                                           (11,872)
                                                                                        ---------
  Net cash used in operating activities                                                   (10,193)
                                                                                        ---------

CASH FLOW FROM FINANCING ACTIVITIES:
  Long-term debt repayments                                                                  (701)
  Advances from parent                                                                     51,398
                                                                                        ---------
     Net cash provided by financing activities                                             50,697
                                                                                        ---------
CASH FLOW FROM INVESTING ACTIVITIES:
  Purchase of property, plant and equipment                                               (45,776)
  Other assets                                                                             (3,545)
                                                                                        ---------
     Net cash used by investing activities                                                (49,321)

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                  (8,817)                               -
CASH AND CASH EQUIVALENTS, beginning of period                                             18,817
                                                                                        ---------
CASH AND CASH EQUIVALENTS, end of period                                                $  10,000

                                                                                         =========


                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following  unaudited pro forma  statements of operations give effect to
(i) the sale by IHS of its pharmacy division in July 1996 (the "Pharmacy Sale"),
(ii) the sale by IHS of a majority interest in its assisted living services subsidiary ("ILC") in October 1996 (the "ILC Offering"), (iii) the acquisition of First American Health Care of Georgia, Inc. ("First American") in October 1996 (the "First American Acquisition"), (iv) the acquisition of Community Care of America, Inc. ("CCA") in September 1997 (the "CCA Acquisition"), (v) the acquisition of the lithotripsy division (the "Coram Lithotripsy Division") of Coram Healthcare Corporation in October 1997 (the "Coram Lithotripsy Acquisition"), (vi) the acquisition of RoTech Medical Corporation ("RoTech") in October 1997 (the "RoTech Acquisition"), (vii) the acquisition of 139 owned, leased or managed long-term care facilities, 12 specialty hospitals, a contract therapy business and an institutional pharmacy business (the "Horizon Business") from HEALTHSOUTH Corporation in December 1997 (the "Horizon Business Acquisition") and (viii) the acquisition of (a) Vintage Health Care Center, a skilled nursing and assisted living facility, in January 1996 (the "Vintage Acquisition"), (b) Rehab Management Systems, Inc., an outpatient rehabilitation company, in March 1996 (the "RMS Acquisition"), (c) Hospice of the Great Lakes, Inc., a hospice company, in May 1996 (the "Hospice Acquisition"), (d) J.R. Rehab Associates, Inc., an inpatient and outpatient rehabilitation center, in August 1996 (the "J.R. Rehab Acquisition"), (e) Extendicare of Tennessee, Inc., a home health company, in August 1996 (the "Extendicare Acquisition"), (f) Edgewater Home Infusion Services, Inc., a home infusion company, in August 1996 (the "Edgewater Acquisition"), (g) Century Home Services, Inc., a home health services company, in September 1996 (the "Century Acquisition"), (h) Signature Home Care, Inc., a home health company, in September 1996 (the "Signature
Acquisition"), (i) Mediq Mobile X-Ray Services, Inc., a mobile diagnostics company, in November 1996 (the "Mediq Acquisition"), (j) Total Rehab Services, LLC and Total Rehab Services 02, LLC, providers of contract rehabilitation and respiratory services, in November 1996 (the "Total Rehab Acquisition"), (k) Lifeway Inc., a physician management and disease management company, in November 1996 (the "Lifeway Acquisition"), (l) In-Home Health Care, Inc., a home health company, in January 1997 (the "In-Home Acquisition"), (m) Portable X-Ray Labs, Inc., a mobile diagnostics company, in February 1997 (the "Portable X-Ray Acquisition"), (n) Coastal Rehabilitation, Inc., an inpatient rehabilitation company, in April 1997 (the "Coastal Acquisition"), (o) Health Care Industries, Inc., a home health company, in June 1997 (the "Health Care Industries Acquisition"), (p) Rehab Dynamics, Inc. and Restorative Therapy, Ltd., related contract rehabilitation companies, in June 1997 (the "Rehab Dynamics Acquisition"), (q) Ambulatory Pharmaceutical Services, Inc. and APS American, Inc., related home health companies, in August 1997 (the "APS Acquisition"), (r) Arcadia Services, Inc., a home health company, in August 1997 (the "Arcadia Acquisition") and (s) Barton Creek Healthcare, Inc., a home health company, in September 1997 (the "Barton Creek Acquisition"). The pro forma statements of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 were prepared as if all of the foregoing transactions were consummated on January 1, 1996. The pro forma statement of operations information does not give effect to the acquisition of the assets of three small ancillary service businesses and the acquisition of five mobile diagnostic companies during the nine months ended September 30, 1997 or various financings conducted by IHS in 1996 and 1997.

     The pro forma balance sheet at September 30, 1997 was prepared as if the Coram Lithotripsy Acquisition, the RoTech Acquisition and the Horizon Business Acquisition were consummated at September 30, 1997. The Pharmacy Sale, the ILC Offering, the First American Acquisition, the CCA Acquisition, the Vintage Acquisition, the RMS Acquisition, the Hospice Acquisition, the J.R. Rehab Acquisition, the Extendicare Acquisition, the Edgewater Acquisition, the Century Acquisition, the Signature Acquisition, the Mediq Acquisition, the Total Rehab Acquisition, the Lifeway Acquisition, the In-Home Acquisition, the Portable X-Ray Acquisition, the Coastal Acquisition, the Health Care Industries Acquisition, the Rehab Dynamics Acquisition, the APS Acquisition, the Arcadia Acquisition and the Barton Creek Acquisition were all consummated prior to September 30, 1997 and are therefore reflected in the actual September 30, 1997 balance sheet.

     The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The unaudited pro forma financial information set forth below is not necessarily indicative of IHS' financial position or the results of operations that actually would have occurred if the transactions had been consummated on the dates shown. In addition, they are not intended to be a projection of results of operations that may be obtained by IHS in the future. The unaudited pro forma financial information should be read in conjunction with the consolidated financial statements and related notes thereto of IHS and certain acquired companies included in IHS' filings with the Securities and Exchange Commission.

     It is possible that, subsequent to the consummation of the CCA Acquisition, the Coram Lithotripsy Acquisition, the RoTech Acquisition and the Horizon Business Acquisition, IHS will incur costs to discontinue or dispose of certain activities previously performed by such entities. Furthermore, in order to combine the operations of these entities, it is possible that IHS will incur integration costs, such as training personnel, relocating certain personnel, integrating and upgrading computer systems, consolidating and restructuring certain functions, severance and other expenses relating to personnel performing duplicative functions, and other related costs. These activities are collectively referred to as "restructuring measures". At this time, a formal plan of restructuring measures is currently being formulated and the Company has incurred a non-recurring charge of $113 million in the fourth quarter of 1997, primarily related to the write-down of assets of certain business activities. However, other than the estimated costs noted in the notes to the pro forma financial statements, it is not practicable at this time to estimate the individual nature, timing or total cost of the various potential restructuring measures or to assess the likelihood that particular restructuring measures will be implemented. Therefore, no provision for the cost of restructuring measures has been included in the accompanying pro forma condensed combined financial information. However, if restructuring measures are approved and implemented by IHS management, depending upon the nature of the measures to be undertaken and the timing of management's commitment with respect to such measures, costs resulting from such measures may be accrued as liabilities and added to the total consideration in accordance with generally accepted accounting principles. Alternatively, management's decisions with respect to the nature and timing of any potential restructuring measures may require that nonrecurring charges, potentially significant, be recorded in IHS' statements of operations in periods subsequent to the acquisitions. These types of charges would include all costs related to activities or employees of IHS.

                        INTEGRATED HEALTH SERVICES, INC.
                PRO FORMA BALANCE SHEET AS OF SEPTEMBER 30, 1997
                                   (UNAUDITED)

                                 (IN THOUSANDS)

                                                              ASSETS
                                                                             CORAM LITHOTRIPSY
                                                                                 DIVISION
                                                    IHS              ---------------------------------
                                                   ACTUAL               ACTUAL(1)       ADJUSTMENTS
                                                ------------        ----------------- -----------------

Current Assets:
 Cash and cash equivalents ..................    $   58,915             $    --
 Temporary investments  .....................       821,965                  --       $  (131,000)(3)
 Patient accounts and third-party payor
   settlements receivable, net   ............       377,546               1,930
 Inventories, prepaid expenses and other
   current assets ...........................        36,457               4,356
 Income tax receivable  .....................        25,630                  --
                                                 ----------             --------      -----------
   Total current assets .....................     1,320,513               6,286          (131,000)
                                                 ----------             --------      -----------
Property, plant and equipment, net  .........       948,120               5,776
Assets held for sale ........................        12,109                  --
Intangible assets ...........................       836,804              77,745            62,378 (4)
Other assets   ..............................       110,534               3,736
                                                 ----------             --------      -----------
    Total assets  ...........................    $3,228,080             $93,543       $   (68,622)
                                                 ==========             ========      ===========



                                                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:

 Current maturities of long-term debt  ......    $    6,782           $       --
 Accounts payable and accrued expenses ......       332,813              19,921            $5,000(4)
                                                 ----------           ----------           ------
   Total current liabilities  ...............       339,595              19,921             5,000
                                                 ----------           ----------           ------
Long-term debt:
 Convertible subordinated debentures   ......       258,750                  --
 Other long-term debt less current
   maturities  ..............................     1,933,233                  --
                                                 ----------           ----------
   Total long-term debt .....................     2,191,983                  --
                                                 ----------           ----------
Other long-term liabilities(2)   ............        36,114                  --
Deferred income taxes   .....................        27,501                  --
Deferred gain on sale-leaseback
 transactions  ..............................         5,463                  --
Stockholders' equity:
 Common stock  ..............................            27                  --
 Additional paid-in capital   ...............       531,500                  --
 Retained earnings ..........................       108,221              73,622       $   (73,622)(5)
 Treasury stock   ...........................       (12,324)                 --
                                                 ----------           ----------      -----------
   Total stockholders'
    equity  .................................       627,424              73,622           (73,622)
                                                 ----------           ----------      -----------
    Total liabilities and stockholders'
      equity   ..............................    $3,228,080           $  93,543       $   (68,622)
                                                 ==========           ==========      ===========




                                                            ASSETS                  HORIZON        HORIZON
                                                    ROTECH            ROTECH        BUSINESS       BUSINESS      PRO FORMA
                                                    ACTUAL(1)*      ADJUSTMENTS     ACTUAL(1)**   ADJUSTMENTS   CONSOLIDATED
                                                 ----------         -----------    ---------   -------------   ------------



Current Assets:
 Cash and cash equivalents ..................       $ 12,819                       $  10,000                    $   81,734
 Temporary investments  .....................             --         $(288,827)(6)        --    $(215,000)(3)      187,138
 Patient accounts and third-party payor
   settlements receivable, net   ............        112,341                         253,820                       745,637
 Inventories, prepaid expenses and other
   current assets ...........................         26,980                          48,810                       116,603
 Income tax receivable  .....................             --               800 (7)        --                        26,430
                                                    --------         ---------      --------    ---------      -----------
   Total current assets .....................        152,140          (288,027)      312,630     (215,000)       1,157,542
                                                    --------         ---------      --------    ---------      -----------
Property, plant and equipment, net  .........        131,240                         434,446     (101,582)(12)   1,418,000
Assets held for sale ........................             --                                       80,647 (12)      92,756
Intangible assets ...........................        272,795           306,967 (8)   118,405      512,260 (13)   2,187,354
Other assets   ..............................          4,557                          30,610                       149,437
                                                    --------         ---------      --------    ---------      -----------
    Total assets  ...........................       $560,732          $ 18,940      $896,091    $ 276,325       $5,005,089
                                                    ========         =========      ========    =========      ===========

Current Liabilities:
 Current maturities of long-term debt  ......       $180,991       $(180,991)(6)   $   --                     $     6,782
 Accounts payable and accrued                                          4,750 (7)
   expenses .................................         30,970          10,250 (9)   108,016      $ 35,000 (14)     546,720
                                                    --------       ---------      --------      --------       -----------
   Total current liabilities  ...............        211,961        (165,991)      108,016        35,000          553,502
                                                    --------       ---------      --------      --------       -----------
Long-term debt:
 Convertible subordinated debentures   ......        110,000        (107,836)(6)        --                        260,914
 Other long-term debt less current
   maturities  ..............................             --                        94,400       935,000 (15)    2,962,633
                                                    --------       ---------      --------      --------       -----------
   Total long-term debt .....................        110,000        (107,836)       94,400       935,000         3,223,547
                                                    --------       ---------      --------      --------       -----------
Other long-term liabilities(2)   ............             --                            --                          36,114
Deferred income taxes   .....................         20,735                            --                          48,236
Deferred gain on sale-leaseback
 transactions  ..............................             --                            --                           5,463
Redeemable Common stock  ....................          4,076          (4,076)(10)       --                              --
Stockholders' equity:
 Common Stock................................              5              11 (11)       --                              43
 Additional paid-in capital   ...............        131,269         383,468 (11)  642,811       (642,811)(16)   1,046,237
                                                                     (83,534)(11)
 Retained earnings  .........................         83,534          (3,950) (7)   50,864        (50,864)(16)     104,271
 Treasury stock   ...........................           (848)            848 (11)       --                         (12,324)
                                                    --------        --------      --------       --------      -----------
   Total stockholders'
    equity  .................................        213,960         296,843       693,675       (693,675)       1,138,227
                                                    --------        --------      --------       --------      -----------



    Total liabilities and stockholders'
      equity   ..............................       $560,732        $ 18,940      $896,091       $276,325       $5,005,089
                                                    ========        ========      ========       ========       ==========

----------
*  As of July 31, 1997
** As of November 30, 1997

                       INTEGRATED HEALTH SERVICES, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     IHS           PHARMACY               ILC
                                                  ACTUAL(17)     ADJUSTMENTS(18)     ADJUSTMENTS(19)
                                                ------------- ------------------- -------------------

Net revenues:
 Basic medical services   ..................... $   389,773                        $    (16,101)(a)
 Specialty medical services  ..................     999,209      $    (52,331)(a)
 Management services and other  ...............      45,713                              (1,020)(a)
                                                -----------      ------------       ------------
     Total revenues  ..........................   1,434,695           (52,331)          (17,121)
 Costs and expenses:
   Operating, general and administrative
    expenses...................................   1,154,924           (43,279)(a)        (12,453)(a)
   Depreciation and amortization  .............      41,681            (1,785)(a)           (833)(a)
   Rent   .....................................      77,785              (838)(a)         (1,885)(a)
   Interest, net   ............................      64,110            (3,817)(b)           (963)(b)
   Non-recurring costs (income)   .............     (14,457)           34,298 (c)         (8,497)(d)
                                                -----------      ------------       ------------
     Total costs and expenses .................   1,324,043           (15,421)           (24,631)
 Earnings (loss) before equity in earnings
   (loss) of affiliates, income taxes
   and extraordinary items ....................     110,652           (36,910)             7,510
Equity in earnings (loss) of affiliates  ......         828                                  722
                                                -----------      ------------       ------------
 Earnings (loss) before income taxes and
   extraordinary items   ......................     111,480      $    (36,910)      $      8,232
                                                                 ============       ============
Federal and state income taxes ................      63,715
                                                -----------
 Earnings before extraordinary items  ......... $    47,765
                                                ===========
Earnings per share before extraordinary items:
 Primary   .................................... $      2.03
 Fully-diluted   ..............................        1.82
                                                ===========
Weighted average shares:
 Primary   ....................................      23,574
 Fully-diluted   ..............................      31,653
                                                ===========



                                                                                                                   CORAM
                                                    FIRST            FIRST                                      LITHOTRIPSY
                                                   AMERICAN        AMERICAN          CCA            CCA           DIVISION
                                                  ACTUAL(20)      ADJUSTMENTS     ACTUAL(21)     ADJUSTMENTS      ACTUAL(22)
                                                -------------- ----------------- ----------- -----------------  ------------
Net revenues:
 Basic medical services   .....................  $       --                      $ 82,653                          $    --
 Specialty medical services  ..................     387,547                        11,367       $     (310)(f)     48,958
 Management services and other  ...............       3,115                         2,974             (148)(g)         --
                                                 ----------                      ---------      ----------        -------
     Total revenues  ..........................     390,662                        96,994             (458)        48,958
Costs and expenses:
 Operating, general and administrative
   expenses  ..................................     406,800                        85,201             (458)(f)(g)  20,634
 Depreciation and amortization  ...............       5,439       $    4,501 (e)    2,056            1,854 (e)      6,773
 Rent   .......................................          --                         5,982                              --
 Interest, net   ..............................       6,208            9,314 (b)    5,013            1,395 (b)         15
 Non-recurring costs (income)   ...............       3,468                        22,062                              --
                                                 ----------       ----------     ---------      ----------        -------
     Total costs and expenses .................     421,915           13,815     $120,314            2,791          27,422
 Earnings (loss) before equity in earnings
   (loss) of affiliates,
   income taxes and extraordinary items .......     (31,253)         (13,815)     (23,320)          (3,249)         21,536
Equity in earnings (loss) of affiliates  ......        (671)                           --                             312
                                                 ----------       ----------     ---------      ----------         -------
 Earnings (loss) before income taxes and
   extraordinary items   ......................  $  (31,924)      $  (13,815)    $(23,320)      $   (3,249)        $21,848
                                                 ==========       ==========     =========      ==========         =======
Federal and state income taxes ................
 Earnings before extraordinary items  .........
Earnings per share before extraordinary
 items:
 Primary   ....................................
 Fully-diluted   ..............................
Weighted average shares:
 Primary   ....................................
 Fully-diluted   ..............................

                                                 CORAM LITHOTRIPSY                              HORIZON        HORIZON
                                                      DIVISION       ROTECH          ROTECH    BUSINESS       BUSINESS
                                                    ADJUSTMENTS    ACTUAL(23)*     ADJUSTMENT  ACTUAL(24)**  ADJUSTMENTS
                                                 ------------------------------ ------------- ---------   -------------


Net revenues:
 Basic medical services   .....................                    $      --                   $      --
 Specialty medical services  ..................                      344,590                     920,116
 Management services and other  ...............                           --                          --
                                                                   ---------                   ---------
     Total revenues  ..........................                      344,590                     920,116
Costs and expenses:
 Operating, general and administrative ex-
   penses......................................                      258,891                     821,897
 Depreciation and amortization  ...............     $     (533)(e)    36,074    $    2,850 (e)    23,864     $ 1,889 (i)
 Rent   .......................................                           --                          --
 Interest, net   ..............................          9,746 (b)     9,456           475 (h)     5,348      97,750 (b)
 Non-recurring costs (income)   ...............                           --                          --
                                                    ----------      --------    ----------     ---------    --------
     Total costs and expenses .................          9,213       304,421         3,325       851,109      99,639
 Earnings (loss) before equity in earnings
   (loss) of affiliates,
   income taxes and extraordinary items .......         (9,213)       40,169        (3,325)       69,007     (99,639)
Equity in earnings (loss) of affiliates  ......                           --                          --
                                                    ----------     ---------    ----------     ----------   --------
 Earnings (loss) before income taxes and
   extraordinary items   ......................     $   (9,213)    $  40,169    $   (3,325)    $  69,007    $(99,639)
                                                    ============   =========    ==========     ==========   ========
Federal and state income taxes ................
 Earnings before extraordinary items  .........



Earnings per share before extraordinary items:
 Primary   ....................................
 Fully-diluted   ..............................

Weighted average shares:
 Primary   ....................................                       25,513       (10,700)
 Fully-diluted   ..............................                       30,063       (12,608)
                                                                    ========    ==========

                                                       OTHER            OTHER
                                                   ACQUISITIONS    ACQUISITIONS           PRO FORMA
                                                    ACTUAL(25)      ADJUSTMENTS          CONSOLIDATED
                                                   -------------- ------------------     ------------


Net revenues:
 Basic medical services   .....................      $     292                          $  456,617
 Specialty medical services  ..................        269,690                           2,928,836
 Management services and other  ...............              3                              50,637
                                                     ---------                          -----------
     Total revenues  ..........................        269,985                           3,436,090
Costs and expenses:
 Operating, general and administrative
   expenses....................................        259,532                           2,951,689
 Depreciation and amortization  ...............          2,359        $    4,535 (e)       130,724
 Rent   .......................................          3,474                              84,518
 Interest, net   ..............................          5,039             4,683 (b)       213,772
 Non-recurring costs (income)   ...............             --                              36,874
                                                     ---------        ----------        -----------
     Total costs and expenses .................        270,404             9,218         3,417,577
 Earnings (loss) before equity in earnings
   (loss) of affiliates,
   income taxes and extraordinary items .......           (419)           (9,218)           18,513
Equity in earnings (loss) of affiliates  ......          1,032                               2,223
                                                     ---------        -----------       ----------
 Earnings (loss) before income taxes and
   extraordinary items   ......................      $     613        $   (9,218)           20,736
                                                     =========        ==========
Federal and state income taxes ................                                             22,371
                                                                                        ----------
 Earnings before extraordinary items  .........                                         $   (1,635)
                                                                                        ==========


Earnings per share before extraordinary items:
 Primary   ....................................                                            $ (0.04)
 Fully-diluted   ..............................                                              (0.04)
                                                                                        ==========
Weighted average shares:
 Primary   ....................................                           1,985             40,372
 Fully-diluted   ..............................                          (8,736)            40,372
                                                                        =======         ==========

-------------
*  Twelve months ended January 31, 1997
** Twelve months ended November 30, 1996

                       INTEGRATED HEALTH SERVICES, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  IHS          PHARMACY           ILC            CCA            CCA
                                              ACTUAL(26)    ADJUSTMENTS(18)   ADJUSTMENTS(19)   ACTUAL(21)     ADJUSTMENTS
                                             ------------- ---------------- ---------------- ----------- -----------------

Net revenues:
 Basic medical services   .................. $  268,268                                       $ 66,287
 Specialty medical services  ...............  1,093,571                                          1,086    $   (3,321)(f)
 Management services and other  ............     29,998                                          1,408        (2,232)(j)
                                             -----------                                      --------    ----------
     Total revenues  .......................  1,391,837                                         68,781        (5,553)(f)(j)
Costs and expenses:
 Operating, general and administrative
   expenses  ...............................  1,095,686                                         60,118        (5,553)(f)(j)
 Depreciation and amortization  ............     47,818                                          1,931         1,167 (e)
 Rent   ....................................     75,322                                          5,702
 Interest, net   ...........................     71,991                                          3,918         1,046 (b)
 Non-recurring charges, net  ...............     20,047    $     7,578 (c)  $     4,635 (d)         --
                                             -----------   -----------      -----------       --------    ----------
     Total costs and expenses ..............  1,310,864          7,578            4,635         71,669        (3,340)
 Earnings (loss) before equity in earn-
   ings of affiliates, income taxes and
   extraordinary items   ...................     80,973         (7,578)          (4,635)        (2,888)       (2,213)
Equity in earnings of affiliates   .........       (713)                                            --
                                             -----------  ------------      -----------       --------    ----------
 Earnings (loss) before income taxes
   and extraordinary items  ................     80,260    $    (7,578)     $    (4,635)      $ (2,888)   $   (2,213)
                                                           ===========      ===========       ========    ==========
Federal and state income taxes .............     31,301
                                             -----------
 Earnings before extraordinary items  ...... $   48,959
                                             ===========
Earnings per share before extraordinary items:
 Primary   ................................. $     1.78
 Fully-diluted   ...........................       1.57
                                             ===========
Weighted average shares:
 Primary   .................................     27,512
 Fully-diluted   ...........................     35,803
                                             ===========

                                                    CORAM LITHOTRIPSY
                                                       DIVISION
                                             -------------------------------
                                                                                    ROTECH          ROTECH
                                              ACTUAL(22)     ADJUSTMENTS         ACTUAL(23)*     ADJUSTMENTS
                                             ------------ ------------------   -------------  -----------------
Net revenues:
 Basic medical services   ..................   $    --                          $      --
 Specialty medical services  ...............    35,873                            332,384
 Management services and other  ............        --                                 --
                                               -------                          ---------
     Total revenues  .......................    35,873                            332,384
Costs and expenses:
 Operating, general and administrative
   expenses  ...............................    14,408                            245,925
 Depreciation and amortization  ............     4,184    $        89 (e)          35,007       $(1,229)(e)
 Rent   ....................................        --                                 --
 Interest, net   ...........................      (119)         7,310 (b)          11,131           667 (f)
 Non-recurring charges, net  ...............        --                                 --            --
                                               -------    -----------           ---------       -------
     Total costs and expenses ..............    18,473          7,399             292,063          (562)
 Earnings (loss) before equity in earn-
   ings of affiliates, income taxes and
   extraordinary items   ...................    17,400         (7,399)             40,321           562
Equity in earnings of affiliates   .........       465                                 --            --
                                               -------    -----------           ---------       -------
 Earnings (loss) before income taxes           $17,865    $    (7,399)          $  40,321       $   562
 and extraordinary items  ..................   =======    ===========           =========       =======

Federal and state income taxes .............

 Earnings before extraordinary items  ......

Earnings per share before extraordinary items:
 Primary   .................................
 Fully-diluted   ...........................
Weighted average shares:
 Primary   .................................                                       26,621       (11,165)
 Fully-diluted   ...........................                                       31,237       (13,101)
                                                                                =========    ==========

                                                         HORIZON        HORIZON       OTHER            OTHER
                                                        BUSINESS       BUSINESS    ACQUISITIONS    ACQUISITIONS      PRO FORMA
                                                        ACTUAL(24)**  ADJUSTMENTS   ACTUAL(27)      ADJUSTMENTS     CONSOLIDATED
                                                        ---------   -------------  -------------- ----------------- -------------

Net revenues:
 Basic medical services   ..................            $     --                    $     --                      $  334,555
 Specialty medical services  ...............             734,771                      95,031                       2,289,395
 Management services and other  ............                  --                          --                          29,174
                                                        --------                    ---------                     -----------
     Total revenues  .......................             734,771                      95,031                       2,653,124
Costs and expenses:
 Operating, general and administrative
   expenses  ...............................             659,143                      83,288                       2,153,015
 Depreciation and amortization  ............              18,990      $    324 (g)       462     $    1,749 (e)      110,492
 Rent   ....................................                  --                         547                          81,571
 Interest, net   ...........................               3,988        73,313 (b)     1,312          1,500 (b)      176,057
 Non-recurring charges, net  ...............                  --                          --                          32,260
                                                        --------      --------      ---------    ----------       -----------
     Total costs and expenses ..............             682,121        73,637        85,609          3,249        2,553,395
 Earnings (loss) before equity in earn-
   ings of affiliates, income taxes and
   extraordinary items   ...................              52,650       (73,637)        9,422         (3,249)          99,729
Equity in earnings of affiliates   .........                  --                          --                            (248)
                                                        --------      --------      ---------    ----------       ----------
 Earnings (loss) before income taxes
 and extraordinary items  ..................             $52,650      $(73,637)     $  9,422     $   (3,249)          99,481
                                                        ========      ========      =========    ==========
Federal and state income taxes .............                                                                          51,096

Earnings before extraordinary items  .......                                                                      $   48,385
                                                                                                                  ==========
Earnings per share before extraordinary items:
 Primary   .................................                                                                      $     1.10
 Fully-diluted   ...........................                                                                            1.01



Weighted average shares:                                                                                          ==========
 Primary   .................................
 Fully-diluted   ...........................                                                          1,174           44,142
                                                                                                      1,174           55,113
                                                                                                  ==========       =========

-----------
*  Nine months ended July 31, 1997
** Nine months ended August 31, 1997

                   NOTES TO PRO FORMA FINANCIAL INFORMATION

 (1) Certain amounts have been reclassified to conform the presentation of the Coram Lithotripsy Division, RoTech, the Horizon Business and IHS.

 (2) Represents the present value of contingent payments aggregating $50,000,000 due in 2000 and 2001 relating to the First American Acquisition, which payments IHS deems probable.

 (3) Represents proceeds from term loan borrowings under the Company's revolving credit and term loan facility and the sale of 9 1/4% Senior Subordinated Notes due 2008 which were used to pay a portion of the purchase price for the acquisition.

 (4) Represents the excess of the purchase price for the Coram Lithotripsy Division over the estimated fair values of the net assets acquired, as follows:


            Purchase price  .......................................   $131,000,000
            Direct costs of acquisition ...........................      5,000,000
            Stockholders' equity of Coram Lithotripsy Division  ...    (73,622,000)
                                                                      -------------
                                                                      $ 62,378,000
                                                                      =============


 (5) Represents   elimination  of  stockholders'  equity  of  Coram  Lithotripsy
     Division.

 (6) Represents (a) the pay down of $180,991,000 outstanding under RoTech's credit facility with proceeds from IHS' revolving credit and term loan facility and (b) the repurchase of $107,836,000 principal amount of RoTech's convertible subordinated debentures in accordance with the terms of the indenture under which such debentures were issued with proceeds from the Company's revolving credit and term loan facility and the sale of 9 1/4% Senior Subordinated Notes due 2008.

 (7) Represents nonrecurring charges directly attributable to the RoTech Acquisition, which will be included in IHS' statement of operations within the 12 month period following the transaction. Such charges represent the nonrecurring lump sum payments to certain RoTech officers aggregating $4,750,000 less related income tax benefit of $800,000.

 (8) Represents the excess of the purchase price (based on a price per share of IHS Common Stock of $33.00 (the closing price of IHS Common Stock on October 21, 1997 (the date the RoTech Acquisition was consummated)) and using the 26,866,000 shares of RoTech Common Stock outstanding on October 21, 1997 (including 422,651 shares of redeemable common stock (see note 10 below)) adjusted for the exchange ratio of .5806) including estimated direct costs of the RoTech Acquisition of $10,250,000 (see note 9 below), over the estimated fair values of the net assets acquired, as follows:

         Merger consideration for RoTech ................         $514,753,000
         Direct costs of acquisition ....................           10,250,000
                                                                  ------------
                                                                   525,003,000

         Stockholders' equity of RoTech (including redeemable
           common stock of $4,076,000) ..................         (218,036,000)
                                                                  ------------
                                                                  $306,967,000
                                                                  ============

 (9) Represents the estimated expenses of the RoTech Acquisition of $10,250,000 as follows: Non-compete payments to certain officers ($5,000,000); professional fees ($2,500,000); filing fees ($500,000); and other ($2,250,000). Other primarily represents severance payments and related benefits anticipated to be paid to identified employees whose employment will be terminated after the RoTech Acquisition in accordance with a restructuring plan to be adopted.

 (10)Represents 422,651 shares of RoTech Common Stock (245,391 shares of IHS Common Stock after the RoTech Acquisition) subject to put options at the sole discretion of the RoTech stockholder at prices ranging from $9.75 to $17.50 per share ($16.79 to $30.14 per share of IHS Common Stock). The put options expire at various dates between October 1997 and December 1999. Because the put price is below the current market price of the IHS Common Stock, IHS has assumed for purposes of these pro forma financial statements that the put options will not be exercised and, therefore, the shares of IHS Common Stock issued in exchange for such RoTech Common Stock have not been classified as redeemable common stock, but have been included in stockholders' equity for purposes of the pro forma financial statements.

 (11)Represents the RoTech Acquisition consideration of $514,753,000 (see note 8 above), less $16,000 allocated to Common stock and less RoTech's Additional paid-in capital of $131,269,000. Other adjustments represent eliminations of RoTech's equity account balances.

 (12)Represents the preliminary revaluation of the Horizon Business property, plant and equipment by IHS. IHS is holding for sale approximately 20 long-term care facilities and certain other assets of the Horizon Business. See note 24 below.

 (13)Represents the excess of the purchase price for the Horizon Business over the estimated fair values of the net assets acquired, as follows (in thousands):

                  Purchase price (not including assumed debt)        $1,150,000
                  Direct costs of acquisition                            35,000
                  Stockholders' equity of Horizon                      (693,675)
                  Preliminary revaluation of property,
                   plant and equipment                                   20,935
                                                                     ----------
                                                                       $512,260
                                                                     ==========

 (14)Represents direct costs of acquisition and estimated expenses accrued in accordance with EITF 95-3 under IHS' preliminary exit and termination plan as follows (in thousands):

                  Termination and relocation costs for
                   650 employees ............................        $27,000
                  Lease termination costs of 14
                   duplicative facilities ...................          8,000
                                                                     -------
                                                                     $35,000
                                                                     =======

 (15)Represents borrowings under the Company's revolving credit and term loan facility to pay a portion of the purchase price for the Horizon Business.

 (16)Represents elimination of stockholder's equity of the Horizon Business.

 (17)Includes the results of operations of (i) its pharmacy division through July 30, 1996, the date of the Pharmacy Sale, (ii) its assisted living services subsidiary through October 9, 1996, the date of closing of the ILC Offering, (iii) First American from October 17, 1996, the date of closing of the First American Acquisition, (iv) Vintage Health Care Center from January 29, 1996, the date of closing of the Vintage Acquisition, (v) Rehab Management Systems, Inc. from March 19, 1996, the date of closing of the RMS Acquisition, (vi) Hospice of the Great Lakes, Inc. from May 1, 1996, the date of closing of the Hospice Acquisition, (vii) J.R. Rehab Associates, Inc. from August 1, 1996, the date of closing of the J.R. Rehab Acquisition, (viii) Extendicare of Tennessee, Inc. from August 12, 1996, the date of closing of the Extendicare Acquisition, (ix) Edgewater Home Infusion Services, Inc. from August 19, 1996, the date of closing of the Edgewater Acquisition, (x) Century Home Services, Inc. from September 13, 1996, the date of closing of the Century Acquisition, (xi) Signature Home Care, Inc. from September 25, 1996, the date of closing of the Signature Acquisition, (xii) Mediq Mobile X-Ray Services, Inc. from November 7, 1996, the date of closing of the Mediq Acquisition, (xiii) Total Rehab Services, LLC and Total Rehab Services 02, LLC from November 8, 1996, the date of closing of the Total Rehab Acquisition and (xiv) Lifeway Inc. from November 8, 1996, the date of closing of the Lifeway Acquisition. Also includes from October 9, 1996 IHS' equity in ILC's earnings. See notes 18, 19, 20 and 25 below.

 (18)In July 1996, IHS sold its pharmacy division to Capstone Pharmacy Services, Inc. ("Capstone") for a purchase price of $150 million, consisting of cash of $125 million and shares of Capstone common stock having a value of $25 million. IHS used the net proceeds of the sale to repay borrowings under its revolving credit facility. IHS had a pre-tax gain of $34.3 million. Because IHS' investment in the pharmacy division had a very small tax basis, the taxable gain on the sale significantly exceeded the gain for financial reporting purposes, thereby resulting in a disproportionately higher income tax provision related to the sale. IHS' investment in Capstone common stock of $14.7 million was recorded at carryover cost and classified as securities available for sale. In 1997, IHS recognized the remaining gain of $7.6 million when restrictions on transferability of such shares were removed.

 (19)On October 9, 1996, Integrated Living Communities, Inc. ("ILC"), at the time a wholly-owned subsidiary of IHS which provides assisted living and related services to the private pay elderly market, completed an initial public offering of ILC common stock. IHS sold 1,400,000 shares of ILC common stock in the offering, for which it received aggregate net proceeds of approximately $10.4 million. In addition, ILC used approximately $7.4
     million  of  the  net  proceeds   received  by  it  to  repay   outstanding
     indebtedness to IHS. IHS used the net proceeds from the sale to repay borrowings under its credit facility. IHS recorded a pre-tax loss of approximately $8.5 million in the fourth quarter of 1996 as a result of this transaction. On July 2, 1997, IHS sold the remaining 2,497,900 shares of ILC common stock it owned, representing 37.3% of the outstanding ILC common stock, for $11.50 per share in a cash tender offer (the "ILC Sale"). IHS recorded a gain of approximately $4.6 million from the ILC Sale in the third quarter of 1997.

 (20)In October 1996, IHS acquired through merger First American. The purchase price was $154.1 million in cash, which IHS borrowed under its credit facility, plus contingent payments of up to $155 million payable at various times through 2004.

 (21)In September 1997 IHS acquired through a tender offer and subsequent merger all the outstanding stock of CCA. IHS paid $34.3 million in cash, repaid approximately $58.5 million of indebtedness assumed in the merger (including restructuring fees of $4.9 million) and assumed approximately $27.0 million of indebtedness. IHS incurred direct costs of acquisition of approximately $5.2 million. In connection with the CCA Acquisition, the Company held for sale 19 long-term care facilities. Accordingly, actual results for CCA have been adjusted for the effect of such facilities as follows:

                                                                        YEAR ENDED           NINE MONTHS
                                                                       DECEMBER 31,       ENDED SEPTEMBER 25,
                                                                           1996                  1997
                                                                   --------------------- --------------------
                                                                    INCREASE/(DECREASE)   INCREASE/(DECREASE)
                                                                                 (IN THOUSANDS)
   Revenue  ......................................................      $ (30,518)            $ (24,999)
   Operating expense .............................................        (31,196)              (23,288)
   Depreciation   ................................................           (965)                 (594)
   Rent  .........................................................         (3,017)               (3,125)
   Interest ......................................................           (323)                 (900)
   Non-recurring costs ...........................................            (66)                   --
                                                                        ---------             ---------
     Adjustment to earnings (loss) before extraordinary item  ....      $   5,049             $   2,908
                                                                        =========             =========

 (22)On October 2, 1997, IHS acquired substantially all the assets of the Coram Lithotripsy Division for cash of approximately $131.0 million, including the payment of $1.0 million of indebtedness.

 (23)In  October  1997,  IHS  acquired   through   merger  RoTech.   IHS  issued
     approximately 15,350,670 shares of Common Stock in the merger, repaid $199.7 million of indebtedness assumed in the merger and assumed $110 million of indebtedness. The actual RoTech results of operations for the 12 months ended January 31, 1997 and the nine months ended July 31, 1997 both include RoTech's results of operations for the three months ended January 31, 1997.

 (24)On December 31, 1997, IHS acquired from HEALTHSOUTH Corporation 139 owned, leased or managed long-term care facilities, 12 specialty hospitals, a contract therapy business and an institutional pharmacy business. The purchase price was $1.15 billion in cash and the assumption of approximately $100 million of debt.

     In connection with the Horizon Business Acquisition, the Company is holding for sale approximately 20 long-term care facilities. Accordingly, actual results for the Horizon Business have been adjusted for the effect of such facilities as follows:

                                                                        YEAR ENDED           NINE MONTHS
                                                                       DECEMBER 31,       ENDED SEPTEMBER 30,
                                                                           1996*                 1997**
                                                                   --------------------- --------------------
                                                                    INCREASE/(DECREASE)   INCREASE/(DECREASE)
                                                                                 (IN THOUSANDS)

   Revenue  ......................................................      $(109,447)            $ (78,285)
   Operating expense .............................................       (108,448)              (84,605)
   Depreciation   ................................................         (3,177)               (2,526)
   Interest ......................................................         (2,593)               (1,995)
                                                                        ---------             ---------
     Adjustment to earnings (loss) before extraordinary item  ....      $   4,771             $  10,841
                                                                        =========             =========

----------
* For the Horizon Business, represents the twelve months ended November 30, 1996.
** For the Horizon Business, represents the nine months ended August 31, 1997.


 (25)Consists of the following acquisitions:

    Vintage Acquisition. In January 1996, IHS purchased Vintage Health Care Center, a 220 bed skilled nursing and assisted living facility in Denton, Texas, for $6.9 million. A condominium interest in the assisted living portion of this facility (valued at $3.5 million) was contributed to ILC on June 1, 1996.

      RMS Acquisition. In March 1996, IHS acquired all of the outstanding capital stock of Rehab Management Systems, Inc. ("RMS"), which operates outpatient rehabilitation therapy clinics in central Florida. RMS also managed one therapy and one physician clinic. Total purchase price was $10.0 million, including $8.0 million representing the issuance of 385,542 shares of IHS Common Stock. In addition, IHS incurred direct costs of acquisition of $2.9 million. Total goodwill at the date of acquisition was $12.8 million.

      Hospice of the Great Lakes Acquisition. In May 1996, IHS acquired substantially all the assets of Hospice of the Great Lakes, Inc., a hospice company in Northbrook, Illinois. Total purchase price was $8.2 million representing the issuance of 304,822 shares of IHS Common Stock. IHS incurred direct costs of acquisition of $1.0 million. Total goodwill at the date of acquisition aggregated $9.0 million.

      J.R. Rehab Acquisition. In August 1996, IHS acquired all of the outstanding capital stock of J.R. Rehab Associates, Inc., an inpatient and outpatient rehabilitation clinic in Mooresville, North Carolina. Total purchase price was approximately $2.1 million. IHS incurred direct costs of acquisition of $200,000. Total goodwill at the date of acquisition aggregated $3.2 million.

      Extendicare Acquisition. In August 1996, IHS acquired substantially all of the assets of Extendicare of Tennessee, Inc., a home healthcare company in Memphis, Tennessee. Total purchase price was approximately $3.4 million. IHS incurred direct costs of acquisition of $200,000. Total goodwill at the date of acquisition aggregated $1.9 million.

      Edgewater Acquisition. In August 1996, IHS acquired substantially all the assets of Edgewater Home Infusion Services, Inc., a home infusion company in Miami, Florida. Total purchase price was approximately $8.0 million. IHS incurred direct costs of acquisition of $300,000. Total goodwill at the date of acquisition aggregated $7.7 million.

      Century Acquisition. In August 1996, IHS acquired substantially all the assets of Century Health Services, Inc., a home healthcare company in Murfreesboro, Tennessee. Total purchase price was approximately $2.4 million. In addition, IHS used borrowings under its revolving credit facility to repay approximately $1.6 million of debt of Century assumed in the acquisition. IHS incurred direct costs of acquisition of $200,000. Total goodwill at the date of acquisition aggregated $12.1 million.

      Signature Acquisition. In September 1996, IHS acquired all of the outstanding capital stock of Signature Home Care, Inc., a home care company in Dallas, Texas. Total purchase price was approximately $9.2 million, including $4.7 million representing the issuance of 196,374 shares of IHS Common Stock. In addition, IHS used borrowings under its revolving credit facility to repay approximately $1.9 million of Signature's debt. IHS incurred direct costs of acquisition of $2.5 million. Total goodwill at the date of acquisition aggregated $21.1 million.

      Mediq Acquisition. In November 1996, the Company acquired the assets of Mediq Mobile X-Ray Services, Inc., which provides mobile diagnostic services. The total purchase price was $10.1 million, including $5.2 million representing the issuance of 143,893 shares of the Company's Common Stock (after giving effect to the return of 59,828 shares of IHS Common Stock because of an increase in the share price of the Company's Common Stock between the date of issuance and the date such shares were registered for resale). In addition, the Company incurred direct costs of acquisition of $5.5 million. Total goodwill at the date of acquisition was $15.6 million.

      Total Rehab Acquisition. In November 1996, the Company acquired the assets of Total Rehab Services, LLC and Total Rehab Services 02, LLC, which provide contract rehabilitative and respiratory services. The total purchase price was $8.0 million, including $2.7 million representing the issuance of 106,559 shares of the Company's Common Stock. In addition, the Company repaid approximately $3.9 million of Total Rehab's debt. In addition, the Company incurred direct costs of acquisition of $1.3 million. Total goodwill at the date of acquisition was $12.0 million.

      Lifeway Acquisition. In November 1996, the Company acquired all of the outstanding stock of Lifeway, Inc., which provides physician and disease management services. The total purchase price was $900,000 representing the issuance of 38,502 shares of the Company's Common Stock. IHS also issued 48,129 shares of Common Stock to Robert Elkins, Chairman and Chief Executive Officer of the Company, in payment of outstanding loans of $1.1 million from Mr. Elkins to Lifeway. In addition, the Company incurred direct costs of acquisition of $275,000.

      In-Home Acquisition. In January 1997, IHS acquired all the outstanding capital stock of In-Home Health Care, Inc. ("In-Home"), a home health company in Salt Lake City, Utah. Total purchase price was $3.2 million. IHS incurred direct costs of acquisition of $250,000. Total goodwill at the date of acquisition aggregated $3.9 million.

      Portable X-Ray Acquisition. In February 1997, IHS acquired substantially all the assets of Portable X-Ray Labs, Inc. ("Portable X-Ray"), a mobile diagnostics company in Anaheim, California. Total purchase price was $4.9 million. IHS incurred direct costs of acquisition of $1.3 million. Total goodwill at the date of acquisition aggregated $5.7 million.

      Coastal Acquisition. In April 1997, IHS acquired substantially all the assets of Coastal Rehabilitation, Inc. ("Coastal"), an inpatient rehabilitation company in Indian Harbour, Florida. Total purchase price was $1.3 million. IHS incurred direct costs of acquisition of $200,000. Total goodwill at the date of acquisition aggregated $1.8 million.

      Health Care Industries Acquisition. In June 1997, IHS acquired all the outstanding capital stock of Health Care Industries, Inc. ("Health Care Industries"), a home health company in Florida. Total purchase price was $1.8 million. IHS incurred direct costs of acquisition of $500,000. Total goodwill at the date of acquisition aggregated $2.5 million.

      Rehab Dynamics Acquisition. In June 1997, IHS acquired substantially all the assets of Rehab Dynamics, Inc. and Restorative Therapy, Ltd. (collectively "Rehab Dynamics"), related contract rehab companies. Total purchase price was $19.7 million, including $11.5 million representing the issuance of 322,472 shares of the Company's Common Stock. IHS incurred direct costs of acquisition of $2.5 million. Total goodwill at the date of acquisition aggregated $21.5 million.

      Arcadia Acquisition. In August 1997, IHS acquired all the outstanding capital stock of Arcadia Services, Inc. ("Arcadia"), a home health company. Total purchase price was $27.0 million, including $17.2 million representing the issuance of 531,198 shares of IHS Common Stock. IHS incurred direct costs of acquisition of $3.0 million. Total goodwill at the date of acquisition aggregated $39.2 million.

      APS Acquisition. In August 1997, IHS acquired all the outstanding capital stock of Ambulatory Pharmaceutical Services, Inc. and APS American, Inc. (collectively, "APS"), related home health companies. Total purchase price was $34.3 million, including $16.1 million representing the issuance of 532,240 shares of IHS Common Stock. IHS incurred direct costs of acquisition of $2.0 million. Total goodwill at the date of acquisition aggregated $39.6 million.

      Barton Creek Acquisition. In September 1997, IHS acquired all the outstanding capital stock of Barton Creek Health Care, Inc. ("Barton Creek"), a home health company. Total purchase price was $4.9 million. IHS incurred direct costs of acquisition of $300,000. Total goodwill at the date of acquisition aggregated $7.3 million.

 (26)Includes the results of operations from the respective dates of acquisition as follows: (i) In-Home from January 10, 1997, (ii) Portable X-Ray from February 5, 1997, (iii) Coastal from April 7, 1997, (iv) Health Care Industries from June 10, 1997, (iv) Rehab Dynamics from June 20, 1997, (v) Arcadia from August 29, 1997, (vi) APS from August 30, 1997, (vii) Barton Creek from September 23, 1997 and (viii) CCA from September 25, 1997.

 (27)Consists of the In-Home Acquisition, the Portable X-Ray Acquisition, the Coastal Acquisition, the Health Care Industries Acquisition, the Rehab Dynamics Acquisition, the Arcadia Acquisition, the APS Acquisition and the Barton Creek Acquisition.

                               ----------------

For purposes of determining the effects of the acquisitions and divestitures described in Notes 17 through 27 above, including those events which are (i) directly attributable to the transaction, (ii) expected to have a continuing impact on IHS, and (iii) factually supportable, the following estimates and adjustments have been made:

   (a)   Represents actual revenues and expenses of divisions sold.

   (b) Represents (reduction in) additional interest expense resulting from (repayment) borrowings under IHS' credit facility to finance acquisitions based on the interest rate under the credit facility on the date of (repayment) borrowings, as follows:

                          YEAR ENDED DECEMBER 31, 1996
                            (DOLLARS IN THOUSANDS)

                                                                DEBT        MONTHS      INTEREST     INTEREST
                                                             (PROCEEDS)     IN 1996       RATE       ADJUSTMENT
                                                            ------------   ---------   ----------   -----------


   Pharmacy .............................................   $  (91,000)       7.0        7.19%       $ (3,817)
   ILC Offering   .......................................      (17,851)       9.0        7.19%           (963)
   First American .......................................      165,000        9.5        7.13%          9,314
   CCA borrowings(1) ....................................       98,000       12.0        7.44%          7,291
   CCA borrowings repaid(1) .............................      (53,600)      12.0       11.00%         (5,896)
   Coram Lithotripsy Division ...........................      131,000       12.0        7.44%          9,746
   Horizon Business .....................................    1,150,000       12.0        8.50%         97,750
                                                            ----------       -----      ------       --------
   Other Acquisitions
      In-Home Health ....................................        3,200       12.0        7.38%            236
      Portable X-Ray ....................................        4,900       12.0        7.25%            355
      Coastal  ..........................................        1,250       12.0        7.19%             90
      Health Care Industries  ...........................        1,825       12.0        7.19%            131
      Rehab Dynamics ....................................        8,203       12.0        7.19%            590
      APS   .............................................       18,125       12.0        7.19%          1,303
      Barton Creek   ....................................        4,400       12.0        7.44%            327
      Total Rehab .......................................        5,300       10.0        7.13%            315
      Mediq .............................................        4,942       10.0        7.13%            294
      Century  ..........................................        2,390        8.5        7.25%            123
      Signature   .......................................        4,519        9.0        7.19%            244
      Edgewater   .......................................        7,974        7.5        7.25%            361
      Extendicare .......................................        3,410        7.5        7.25%            155
      J.R. Rehab  .......................................        2,100        7.0        7.25%             89
      RMS   .............................................        2,000        2.5        6.88%             29
      Vintage  ..........................................        6,932        1.0        7.06%             41
                                                            ----------                               --------
      Total Other .......................................       81,470                                  4,683
   Total    .............................................   $1,463,019                               $118,108
                                                            ==========                               ========
      Effect of  1/8% reduction in interest expense   ...   $1,463,019                               $116,290
      Effect of  1/8% increase in interest expense ......   $1,463,019                               $119,926


----------
(1) In connection with the CCA Acquisition, IHS borrowed an aggregate of $98,000,000, of which $53,600,000 was used to repay outstanding indebtedness of CCA bearing interest at 11% per annum.


                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                            (DOLLARS IN THOUSANDS)

                                                                         MONTHS      INTEREST     INTEREST
                                                              DEBT       IN 1997       RATE       ADJUSTMENT
                                                           ----------   ---------   ----------   -----------
   CCA borrowings(1)....................................  $   98,000       9.0        7.44%        $ 5,468
   CCA borrowings repaid(1) ............................     (53,600)      9.0       11.00%         (4,422)
   Coram Lithotripsy Division   ........................     131,000       9.0        7.44%          7,310
   Horizon Business ....................................   1,150,000       9.0        8.50%         73,313
                                                          ----------       ---       -----         -------
   Other Acquisitions
      In-Home Health   .................................  $    3,200        .5        7.38%             10
      Portable X-Ray   .................................       4,900       1.3        7.25%             37
      Coastal ..........................................       1,250       3.3        7.19%             24
      Health Care Industries ...........................       1,825       5.3        7.19%             57
      Rehab Dynamics   .................................       8,203       5.5        7.19%            271
      APS  .............................................      18,125       8.0        7.19%            869
      Barton Creek  ....................................       4,400       8.5        7.44%            232
                                                          -----------                              --------
      Total Other   ....................................      41,903                                 1,500
   Total   .............................................  $1,367,303                               $83,169
                                                          ===========                             ========
   Effect of  1/8% reduction in interest expense  ......  $1,367,303                               $81,902
   Effect of  1/8% increase in interest expense   ......  $1,367,303                               $84,439

----------
(1) In connection with the CCA Acquisition, IHS borrowed an aggregate of $98,000,000, of which $53,600,000 was used to repay outstanding indebtedness of CCA bearing interest at 11% per annum.

   (c) Represents gain on the sale of the pharmacy division of $34,298,000 and $7,578,000 recorded in 1996 and 1997, respectively.


   (d) Represents loss on sale of shares in the ILC Offering in 1996 and gain on sale of shares in the ILC Sale in 1997.


   (e) Represents additional amortization relating to goodwill and other intangibles recorded as a result of the acquisition, amortized using the straight line method over 15-40 years, as follows:


                         YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                     LESS: PREVIOUSLY     ADJUSTED     MONTHS
                                                         ANNUAL          RECORDED          ANNUAL       IN
             COMPANY               GOODWILL    LIFE   AMORTIZATION     AMORTIZATION     AMORTIZATION   1996    ADJUSTMENT
--------------------------------- ----------- ------ -------------- ------------------ -------------- ------- -----------

   First American    ............ $  227,406    40      $ 5,685        $       0          $ 5,685        9.5    $4,501
   CCA   ........................     97,009    40        2,425             (571)           1,854       12.0     1,854
   Coram Lithotripsy Division ...    140,123    40        3,503           (4,036)            (533)      12.0      (533)
   RoTech goodwill   ............    574,762    40       14,369          (11,853)           2,516       12.0     2,516
   RoTech non-compete ...........      5,000    15          334                0              334       12.0       334
                                  -----------   --      --------       ----------         --------     -----   -------
   Other Acquisitions
     Lifeway   ..................          0    40            0                0                0       10.0         0
     Total Rehab  ...............     11,982    40          300                0              300       10.0       250
     Mediq  .....................     15,600    40          390                0              390       10.0       325
     Century   ..................     12,140    40          304               (5)             299        8.5       211
     Signature    ...............     21,122    40          528              (24)             504        9.0       378
     Edgewater    ...............      7,685    40          192               (1)             191        7.5       119
     Extendicare  ...............      1,945    40           49                0               49        7.5        30
     J.R. Rehab   ...............      3,159    40           79               (2)              77        7.0        45
     Hospice of Great Lakes   .        9,031    40          226               (2)             224        4.0        75
     RMS    .....................     12,832    40          321                0              321        2.5        67
     Vintage   ..................          0    40            0                0                0        1.0         0
     In Home Health  ............      3,856    40           96                0               96       12.0        96
     Portable X-Ray  ............      5,653    40          141                0              141       12.0       141
     Coastal   ..................      1,764    40           44                0               44       12.0        44
     Health Care Industries   ...      2,505    40           63                0               63       12.0        63
     Rehab Dynamics  ............     21,478    40          537                0              537       12.0       537
     Arcadia   ..................     39,233    40          981                0              981       12.0       981
     APS ........................     39,624    40          991                0              991       12.0       991
     Barton Creek ...............      7,292    40          182                0              182       12.0       182
                                  -----------   --     --------       ----------         --------     ------   -------
                                     216,901              5,423              (34)           5,389                4,535
                                  ----------           --------       ----------         --------              -------
   Total    ..................... $1,261,201           $ 31,739       $  (16,494)         $15,245              $13,207
                                  ==========           ========       ==========         ========              =======

                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                            (DOLLARS IN THOUSANDS)



                                                                   LESS: PREVIOUSLY   NINE MONTHS    MONTHS
                                                    NINE MONTHS        RECORDED         ADJUSTED      IN
            COMPANY               GOODWILL   LIFE   AMORTIZATION     AMORTIZATION     AMORTIZATION   1997    ADJUSTMENT
-------------------------------- ---------- ------ -------------- ------------------ -------------- ------- -----------

   CCA .......................... $ 97,009    40      $ 1,819         $   (652)        $  1,167       9.0    $  1,167
   Coram Lithotripsy Division ..   140,123    40        2,627           (2,538)              89       9.0          89
   RoTech goodwill  ............   574,762    40       10,777         $(12,256)        $ (1,479)      9.0    $ (1,479)
   RoTech non-compete ..........     5,000    15          250                0              250       9.0         250
                                  ---------   --      --------        --------         --------       ----   --------
   Other Acquisitions
     In Home Health ............     3,856    40           72                0               72        .5           4
     Portable X-Ray ............     5,653    40          106                0              106       1.3          15
     Coastal  ..................     1,764    40           33                0               33       3.3          12
     Health Care Industries  ...     2,505    40           47                0               47       5.3          29
     Rehab Dynamics ............    21,478    40          404                0              404       5.5         247
     Arcadia  ..................... 39,233    40          736                0              736       8.0         654
     APS   ........................ 39,624    40          743                0              743       8.0         660
     Barton Creek   ...............  7,292    40          137                0              137       8.5         129
                                  ---------   --      --------        --------         --------       ----   --------
                                   121,405              2,278                0            2,278                 1,749
                                  ---------           --------        --------         --------              --------
   Total   .....................  $938,299            $17,751         $(15,446)        $  2,305              $  1,776
                                  =========           ========        ========         ========              ========

(f)  Represents elimination of intercompany revenues.

(g) Represents elimination of revenue and expense in connection with Medicare consulting agreement between IHS and CCA in 1996. There was no consulting revenue or expense in 1997.

(h) Represents additional interest on borrowing by IHS to repay RoTech's credit facility as follows:

                                                              TWELVE MONTHS ENDED  NINE MONTHS ENDED
                                                               JANUARY 31, 1997      JULY 31, 1997
                                                             --------------------- -----------------


        Credit facility:
         Average borrowings outstanding during the period   .    $ 85,290,000       $ 138,855,000
         IHS average borrowing rate during the period    ...             7.13%               7.17%
         Pro forma interest   ..............................     $  6,081,000       $   7,467,000
         Less actual interest ..............................        5,606,000           6,800,000
                                                                 ------------       -------------
        Pro forma adjustment  ..............................     $    475,000       $     667,000
                                                                 ============       =============

(i) Represents depreciation and amortization adjustment on new basis of assets recorded as a result of the Horizon Business Acquisition as follows:


                                                               YEAR ENDED DECEMBER 31, 1996     NINE MONTHS ENDED SEPTEMBER 30, 1997
                                             Amount     Life     (DOLLARS IN THOUSANDS)               (DOLLARS IN THOUSANDS)
                                             ------     ----   ---------------------------     ------------------------------------
Property, plant and equipment

     Land ............................   $   33,286*      -                      -                                 -
     Building ........................      266,292*     40                  6,657                             4,993
     Equipment .......................       33,286*     10                  3,329                             2,496
                                         ----------                    -----------                       -----------
                                            332,864                          9,986                             7,489

Goodwill .............................      630,665      40                 15,767                            11,825
                                                                       -----------                       -----------
Total proforma depreciation and
 amortization ........................                                      25,753                            19,314
Less:  amounts previously recorded....                                     (23,864)                          (18,990)
                                                                       -----------                       -----------
Total adjustment .....................                                 $     1,889                       $       324
                                                                       ===========                       ===========

-----------------
* Land, building and equipment represents 10%, 80% and 10%, respectively of the total property, plant and equipment acquired. The above allocation between fixed asset categories represents management's best estimate based upon the information currently available. The actual allocation between fixed asset categories may differ from the amounts stated above.

(j) Represents elimination of IHS management fee from CCA and CCA's management fee expense to IHS.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    INTEGRATED HEALTH SERVICES, INC.



Date: May 29, 1998                     By: /s/ C. Taylor Pickett
                                       -----------------------------------------
                                       Name:  C. Taylor Pickett
                                       Title: Executive Vice President--Chief
                                               Financial Officer

                                  Exhibit Index

          2. Purchase and Sale Agreement, entered into as of November 3, 1997, between HEALTHSOUTH Corporation, Horizon/CMS Healthcare Corporation and Integrated Health Services, Inc. (incorporated herein by reference to Exhibit 2 to Current Report on Form 8-K dated November 3, 1997 of Integrated Health Services, Inc.).

          10. Amendment No. 1 dated as of December 1, 1997, to the Revolving Credit and Term Loan Agreement among Integrated Health Services, Inc., the lenders parties to the Credit Agreement and Citibank, N.A., as administrative agent for the lenders.*

          23.  Consent of Arthur Andersen, L.L.P.



--------------------------

* Filed as an exhibit to the Company's Current Report on Form 8-K dated December 31, 1997 and filed January 14, 1998.